Exhibit 10.1

BARNES GROUP INC.

RETIREMENT SAVINGS PLAN

As Amended and Restated Effective January 1, 2013

page

ARTICLE 1	-	DEFINITIONS	2

ARTICLE 2	-	PARTICIPATION	8

2.1		PARTICIPATION	8
2.2		TRANSFERRED AND REHIRED PARTICIPANTS	8
2.3		PARTICIPATION IN PAYSOP	8

ARTICLE 3	-	LIMITS ON CONTRIBUTIONS	9

3.1		BEFORE-TAX CONTRIBUTIONS	9
3.2		AFTER-TAX CONTRIBUTIONS	10
3.3		MATCHING ALLOCATIONS	10
3.4		PROFIT SHARING CONTRIBUTIONS	11
3.5		RETIREMENT CONTRIBUTIONS	12
3.6		MAXIMUM ANNUAL ADDITIONS	13
3.7		MISTAKEN CONTRIBUTIONS	14
3.8		CHANGE OF CONTRIBUTION ELECTION	15
3.9		LIMITATIONS AFFECTING HIGHLY COMPENSATED EMPLOYEES	15
3.10		NONDISCRIMINATION TESTS	15
3.11		ROLLOVER CONTRIBUTIONS	21

ARTICLE 4	-	COMPANY STOCK FUND	22

4.1		CONTRIBUTIONS	22
4.2		VALUE	22

ARTICLE 5	-	MERGER OF PAYSOP	23

5.1		MERGER AND TRANSFER	23
5.2		SEPARATE ACCOUNTS	23
5.3		RIGHTS	23

ARTICLE 6	-	INVESTMENT OF CONTRIBUTIONS	24

6.1		DIRECTED INVESTMENT ACCOUNT	24
6.2		INVESTMENT ELECTION	25
6.3		RESPONSIBILITY FOR INVESTMENTS	25
6.4		CHANGES IN INVESTMENTS	25
6.5		ACCOUNTS	25
6.6		VOTING RIGHTS	26

ARTICLE 7	-	VESTED PORTION OF ACCOUNTS	27

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(continued)

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7.1		BEFORE-TAX, AFTER-TAX ACCOUNTS, ROLLOVER ACCOUNTS, AND PAYSOP ACCOUNTS	27
7.2		MATCHING, PROFIT SHARING AND RETIREMENT ACCOUNTS	27
7.3		VESTING SERVICE	29
7.4		AMENDMENT OF VESTING SCHEDULE	30

ARTICLE 8	-	WITHDRAWALS WHILE STILL EMPLOYED	31

8.1		AFTER-TAX ACCOUNT	31
8.2		BEFORE-TAX AND ROLLOVER ACCOUNTS	31
8.3		MATCHING ACCOUNT	32
8.4		PAYSOP ACCOUNT	33
8.5		PROFIT SHARING ACCOUNT	33
8.6		RETIREMENT ACCOUNT	33
8.7		PROCEDURES AND RESTRICTIONS	33

ARTICLE 9	-	DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT	34

9.1		AMOUNT OF PAYMENT; PAYMENT IN COMPANY STOCK	34
9.2		METHODS OF DISTRIBUTION	34
9.3		BENEFICIARY	35
9.4		FORFEITURES	35
9.5		DISTRIBUTION OF PAYSOP ACCOUNTS	35
9.6		DIRECT ROLLOVER DISTRIBUTIONS	36

ARTICLE 10	-	ADMINISTRATION OF PLAN	38

10.1		APPOINTMENT OF BENEFITS COMMITTEE	38
10.2		OPERATION OF BENEFITS COMMITTEE	38
10.3		GENERAL DUTIES OF THE BENEFITS COMMITTEE	38
10.4		BINDING ACTION	39
10.5		CLAIMS PROCEDURE	39
10.6		INDEMNITY	39
10.7		PLAN EXPENSES	39

ARTICLE 11	-	LOANS	41

11.1		LOAN LIMITS	41
11.2		INTEREST	41
11.3		TERM	41
11.4		SECURITY	41
11.5		FREQUENCY/MINIMUM AMOUNTS	41
11.6		FEES	42

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(continued)

PAGE

11.7		PARTICIPANT LOAN PROGRAM	42

ARTICLE 12	-	TRUSTEE	43

12.1		TRUST	43
12.2		APPOINTMENT OF TRUSTEE	43

ARTICLE 13	-	ACQUISITION OF SHARES WITH ESOP LOANS; CERTAIN ALLOCATION RULES	44

13.1		TERMS OF ESOP LOAN	44
13.2		ACQUISITION OF SHARES WITH PROCEEDS OF ESOP LOAN	44
13.3		SHARES TO BE UNRESTRICTED	45
13.4		ESOP LOAN AMORTIZATION PAYMENTS	45
13.5		ESOP LOAN PAYMENTS	45
13.6		RELEASE FROM ESOP LOAN SUSPENSE ACCOUNT	46
13.7		USE OF DIVIDENDS	46

ARTICLE 14	-	GENERAL PROVISIONS	48

14.1		EXCLUSIVE BENEFIT RULE	48
14.2		NONALIENATION	48
14.3		CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN	48
14.4		FACILITY OF PAYMENT	48
14.5		INFORMATION	48
14.6		CONSTRUCTION	49
14.7		INABILITY TO LOCATE DISTRIBUTEE	49
14.8		NAMED FIDUCIARIES	49
14.9		QUALIFIED DOMESTIC RELATIONS ORDERS	49

ARTICLE 15	-	AMENDMENT, MERGER AND TERMINATION	50

15.1		AMENDMENT OF PLAN	50
15.2		MERGER OR CONSOLIDATION	50
15.3		ADDITIONAL PARTICIPATING EMPLOYERS	50
15.4		TERMINATION OF PLAN	51

ARTICLE 16	-	TOP-HEAVY PROVISIONS	52

16.1		DEFINITIONS	52
16.2		DETERMINATION OF TOP-HEAVY STATUS	52
16.3		MINIMUM COMPANY CONTRIBUTION	53

ARTICLE 17	-	MILITARY VETERANS’ MAKE-UP CONTRIBUTIONS	54

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(continued)

PAGE

17.1	QUALIFIED MILITARY SERVICE	54
17.2	SERVICE CREDIT	54
17.3	MAKE-UP CONTRIBUTIONS	54
17.4	MAXIMUM TIME LIMIT	54
17.5	MATCHING ALLOCATIONS	54
17.6	PROFIT SHARING CONTRIBUTIONS	54
17.7	RETIREMENT CONTRIBUTIONS	55
17.8	NO RETROACTIVE INVESTMENT RETURN	55
17.9	LOAN REPAYMENTS	55
17.10	TESTING	55
17.11	COMPLIANCE	55
17.12	DEATH WHILE ON MILITARY LEAVE	55

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PREAMBLE

The purpose of the Barnes Group Inc. Retirement Savings Plan (formerly known as the Barnes Group, Inc. Guaranteed Stock Plan and herein referred to as the “Plan”) is to assist Employees in achieving financial independence at retirement and to encourage savings, as well as to enable Employees to share in the ownership of Barnes Group Inc. (the “Company”). Effective July 28, 1989, the Plan was amended and restated to constitute an employee stock ownership plan (“ESOP”), which is intended to qualify as a stock bonus plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and as an employee stock ownership plan under section 4975(e)(7) of the Code. The ESOP is designed to invest primarily in “qualifying employer securities,” as defined in sections 4975(e)(8) and 409(1) of the Code and 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). With respect to periods commencing on and after October 1, 1989, the Plan is authorized to allocate Shares of Common Stock of the Company acquired (whether before or after such date) with the proceeds of an exempt loan to the ESOP under section 4975(d)(3) of the Code.

Effective May 30, 2003, the Barnes Group Inc. Profit Sharing Retirement Plan and the Spectrum Plastic Molding Resources, Inc. 401(k) Profit Sharing Plan were merged into the Plan in accordance with the provisions of Section 15.2 hereof, and the accounts of the participants under such plans were be deposited in corresponding Accounts established for them under the Plan.

The Plan has been amended and restated from time to time and was most recently amended and restated effective January 1, 2011, to continue qualification of this Plan under section 401(a) of the Code and to incorporate amendments, including amendments regarding the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) (with technical corrections made by the Job Creation and Worker Assistance Act of 2002 (“JCWAA”), the Pension Funding Equity Act of 2004 (“PFEA”), the American Jobs Creation Act of 2004 (“AJCA”), the Pension Protection Act of 2006 (“PPA ‘06”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”), and the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”)).

The Company is now hereby amending and restating the Plan, as hereinafter set forth, effective January 1, 2013, except as otherwise provided herein, to continue qualification of the Plan under section 401(a) of the Code, to incorporate amendments and to add a new Retirement Contribution with respect to Employees hired or rehired on or after January 1, 2013.

It is the intention of the Company that the Plan as herein amended and restated shall continue to be recognized as a stock bonus plan under section 401(a) of the Code and as an employee stock ownership plan under section 4975(e)(7) of the Code.

ARTICLE 1 - DEFINITIONS

As used herein, the terms set forth below shall have the following meanings. Some of the words and phrases used in the Plan are not defined in this Article 1, but for convenience are defined as they are introduced into the text.

1.1              “Accounts” means the Before-Tax Account, the After-Tax Account, the Matching Account, the Prior Contributions Account, the PAYSOP Account, the ESOP Loan Suspense Account, the Rollover Account, the Merged Asset Account, the Profit Sharing Account, the Retirement Account and any other account to be established by the Benefits Committee pursuant to the terms of the Plan.

1.2              “Affiliated Employer” means any company not participating in the Plan that is a member of a controlled group of corporations that includes the Company (determined under section 1563(a) of the Code without regard to sections 1563(a)(4) and (e)(3)(C) of the Code), except that with respect to Section 3.6 “more than 50 percent” shall be substituted for “at least 80 percent” where it appears in section 1563(a)(4) of the Code. The term “Affiliated Employer” shall also include any trade or business under common control (as defined in section 414(c) of the Code) with the Company, a member of an affiliated service group (as defined in section 414(m) of the Code), that includes the Company, and any other entity required to be aggregated with the Company under regulations issued pursuant to section 414(o) of the code.

1.3              “After-Tax Contributions” means all amounts contributed pursuant to Section 3.2.

1.4              “Before-Tax Contributions” means all amounts contributed pursuant to Section 3.1.

1.5              “Benefits Committee” means the Benefits Committee appointed by the Company’s Board of Directors as provided in Article 10.

1.6              “Board of Directors” means the Board of Directors of Barnes Group Inc.

1.7              “Break-in-Service” means a period or event affecting the determination of a Participant’s Vested Portion as provided in Article 7.

1.8              “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.9              “Company Contributions” means contributions to the Plan made or required to be made by the Company or an Employer pursuant to Sections 3.3, 3.4 or 3.5.

1.10          “Company Stock” means any “qualifying employer security” of the Company within the meaning of sections 4975(e)(8) and 409(1) of the Code, including common stock, $.01 par value, of the Company (“Common Stock”).

1.11          “Compensation” means regular base pay, commissions, shift differential and overtime pay, determined prior to any reduction pursuant to Section 3.1, or by reason of the application of sections 125 and 132(f) of the Code, but excluding bonuses, severance pay,

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reimbursed expenses, payment of deferred compensation, and any other special payments. Notwithstanding the foregoing, Compensation for purposes of Retirement Contributions made under Section 3.5 means regular base pay determined prior to any reduction pursuant to Section 3.1, or by reason of the application of sections 125 and 132(f) of the Code.

For purpose of this Section 1.11, amounts under section 125 of the Code include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under section 125 of the Code only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Compensation shall (a) include any payments made to an Employee in Qualified Military Service while on active duty for a period of more than thirty (30) days that represent all or a portion of the wages the Participant would have received if the Participant were performing services for the Employer and (b) exclude any other amounts paid after the Participant severs from service with the Company, unless such amounts would otherwise constitute Compensation and be paid before the later of 2½ months after the Participant severs from service or the end of the Plan Year in which the severance from service occurs.

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The dollar increase in effect on the January 1 of any calendar year is effective for the Plan Year beginning in such calendar year. If a Plan Year consists of fewer than 12 months the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year period, and the denominator of which is 12.

1.12          “Disability” means a condition that would qualify an Employee to receive a disability benefit under the Company’s long term disability plan. If an Employee does not participate in the Company’s long-term disability plan, such Employee must be determined to be totally disabled by the United States Social Security Administration and qualify for Social Security disability payments to be treated as disabled under the Plan.

1.13          “Effective Date” means January 1, 2013 for this restated Plan except as otherwise provided herein. The original effective date of the Plan was April 1, 1984.

1.14          “Eligible Employee” means an Employee who is not otherwise excluded under this Section 1.14 and is employed by an Employer in the United States as a salaried or nonunion hourly employee, and is either (a) regularly scheduled to work at least 30 hours per week, or (b) regularly scheduled to work less than 30 hours per week, but who completes at least 1,000 hours of service during his initial twelve-month period of employment or during any subsequent Plan Year. In no event, however, shall the term “Eligible Employee” include a person:

(i)                 who is a Leased Employee;

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(ii)               who is classified by the Employer as an independent contractor, as evidenced by failure to withhold taxes from his or her Compensation, regardless of how the Internal Revenue Service (“IRS”), any other governmental agency or a court classifies the person;

(iii)             whose Compensation is paid by the Employer other than through its payroll system, including, but not limited to, those paid through purchase order or accounts payable, regardless of how the IRS, any other governmental agency or a court classifies the person;

(iv)             whose total Compensation from an Employer is reflected on a Form 1099, and not a W-2, regardless of how the IRS, any other governmental agency or a court classifies the person;

(v)               who has agreed in writing to non-participant status under the Plan, regardless of how the IRS, any other governmental agency or court classifies the person;

(vi)             who is included in a collective bargaining unit of employees, unless the Employer has agreed to treat such person as an Eligible Employee pursuant to an effective collective bargaining agreement; or

(vii)           who is a non-resident alien and receives no earned income from any Controlled Group member which constitutes U.S. source income.

1.15          “Employee” means a person who is either (a) a common law employee or (b) a “Leased Employee” of an Employer or Affiliated Employer.

1.16          “Employer” or “Company” means Barnes Group Inc. or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 15.3, with respect to its employees.

1.17          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.18          “ESOP Effective Date” means July 28, 1989.

1.19          “Highly Compensated Employee” means, with respect to a Plan Year, any Employee who performs services for the Employer or an Affiliated Employer during the year being tested (the “Determination Year”) and who was a 5% owner (or the spouse of a 5% owner), within the meaning of section 416(i)(1)(B)(i) of the Code, at any time during the Determination Year or the preceding year (the “Look-Back Year”), or who received compensation from the Employer or an Affiliated Employer in excess of $80,000 (adjusted pursuant to section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996) during the Look-Back Year. The Benefits Committee may elect that the Look-Back Year shall be the calendar year ending with or within the Determination Year.

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For purposes of determining an Employee’s compensation, compensation shall mean the Employee’s total compensation reportable on Form W-2, plus all contributions made on behalf of the Employee by the Employer or an Affiliated Employer pursuant to a salary reduction agreements under sections 401(k), 408, 125, or 132(f) of the Code.

A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with section 1.414(q)-IT, A-4 of the temporary Income Tax Regulations and Notice 97-45.

The number of Highly Compensated Employees shall not exceed 20% of Employees when ranked on the basis of compensation paid during the Look-Back Year, excluding however, Employees who:

(i)                 have less than six months of eligibility service;

(ii)               are under age 21;

(iii)             ordinarily work not more than six months per year;

(iv)             ordinarily work less than 17½ hours per week; or

(v)               are included in a unit of Employees covered by a collective bargaining agreement if 90% or more of the Employer’s Employees are covered by collective bargaining agreements and the Plan covers only those Employees who are not covered by such agreements.

Any Employee who is not a Highly Compensated Employee is a Nonhighly Compensated Employee.

1.20          “Leased Employee” means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer or Affiliated Employer. A Leased Employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient’s nonhighly compensated workforce.

1.21          “Matching Allocations” shall have the meaning set forth in Section 3.3.

1.22          “Merged Asset Account” shall mean such amounts transferred into the Plan which

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are attributable to the Curtis Industries, Inc. 401(k) Retirement Savings Plan. Salary deferral and employer matching contributions previously held under the Curtis Industries, Inc. 401(k) Retirement Savings Plan shall be separately accounted for under the Plan.

1.23          “Participant” means any person included in the membership of the Plan as provided in Article 2. Notwithstanding Section 15.3, an Eligible Employee of an Employer acquired on or after July 1, 2012, shall become a Participant in the Plan with respect to any or all of Sections 3.1, 3.2, 3.3, 3.4 and 3.5 only to the extent provided by appropriate action taken by the Board of Directors.

1.24          “Participating Divisions” means, with respect to Profit Sharing Contributions under Section 3.4, the Bowman U.S. division of the Barnes Distribution Group (“Bowman U.S”) and the following divisions of the Barnes Aerospace Components Group: Windsor Airmotive (East Granby, CT and West Chester, OH), Windsor, CT, Lansing, MI, Ogden, UT, Phoenix, AZ, West Chester, OH, and Ceramics (Windsor, CT), and any other group designated by the Board of Directors.

1.25          “Participating Division Employee” means:

(a)                with respect to Profit Sharing Contributions under Section 3.4, any Eligible Employee of a Participating Division; provided, however, that it shall include only the following employees of Bowman U.S.: all persons employed by Bowman U.S. as sales employees including (i) Account Executives, (ii) Customer Sales Representatives, (iii) Customer Representatives, and (iv) Service Representatives; and

(b)               with respect to Retirement Contributions under Section 3.5, any Eligible Employee who is considered to be (i) an Industrial U.S. salaried employee, (ii) a Distribution Non-Sales, U.S. salaried employee, or (iii) a Corporate Office U.S. salaried employee.

1.26          “PAYSOP” means the Barnes Group Inc. Employee Stock Ownership Plan.

1.27          “Plan” means the Barnes Group Inc. Retirement Savings Plan as set forth in this document or as amended from time to time.

1.28          “Plan Year” meant the period beginning with the original Effective Date of the Plan through December 31, 1984, and thereafter the calendar year through December 31, 1998. Effective January 1, 1999, the Plan Year became the short plan year beginning January 1, 1999 and ending December 30, 1999, and thereafter the period beginning each December 31 and ending the following December 30.

1.29          “Prior Contributions” means the Before-Tax, After-Tax and Matching Accounts of a Participant that remain invested in the Fixed Income Investment Fund or the Common Stock Investment Fund attributable to contributions prior to April 30, 1988.

1.30          “Profit Sharing Contribution” means all amounts contributed pursuant to Section 3.4.

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1.31          “Retirement Contributions” means all amounts contributed pursuant to Section 3.5.

1.32          “Rollover Contributions” means all amounts contributed pursuant to Section 3.11, provided, however, that such contributions shall not include any amounts that were after-tax contributions to the plan or account from which they were rolled over.

1.33          “Qualified Domestic Relations Order” means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a “qualified domestic relations order” within the meaning of section 414(p) of the Code and section 206(d)(3) of ERISA. A judgment, decree or order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

1.34          “Share” means a unit of the Company Stock Fund, comprised of shares of Common Stock of the Company and an amount of short-term investments designed to allow buys and sells.

1.35          “Spouse” means a Participant’s spouse as determined under the Federal Defense of Marriage Act.

1.36          “Trustees” means the trustees by whom the funds of the Plan are held as provided in Article 12.

1.37          “Valuation Date” means each business day of each calendar, and such other dates as may be determined by the Benefits Committee.

1.38          “Value” means the fair market value of a Share of Common Stock, as provided in Section 4.4.

1.39          “Vested Accounts” means the Before-Tax Account, the After-Tax Account, the PAYSOP Account, the Rollover Account, the Vested Portion of the Matching Account, the Vested Portion of the Profit Sharing Account, the Vested Portion of the Retirement Account, and, if applicable, the Vested Portion of the Merged Asset Account.

1.40          “Vested Portion” means the portion of the Accounts in which the Participant has a nonforfeitable interest as provided in Article 7.

Whenever appropriate, words and terms defined in the singular may be read as the plural, and the plural may be read as the singular. Unless otherwise required by the context, masculine pronouns also shall include the feminine, and the feminine shall include the masculine.

The headings of the Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

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ARTICLE 2 - PARTICIPATION

2.1              PARTICIPATION

An Eligible Employee shall become a Participant on the first day of the calendar month that is at least 30 days (or some lesser period of time designated by the Benefits Committee) after the date on which he files with the Employer a form or forms prescribed by the Benefits Committee on which he: (a) makes the election described in Section 3.1; and (b) names a Beneficiary. Notwithstanding the foregoing, each Eligible Employee hired on or after November 1, 2005, shall be automatically enrolled as a Participant at a default Before-Tax Contribution rate of three percent (3%) of Compensation, as of the first payroll period following the 60th day after he becomes an Eligible Employee, unless the Eligible Employee affirmatively elects a different Before-Tax Contribution (including zero percent) by completing the proper form provided by the Benefits Committee. Any such different Before-Tax Contribution election must be made within sixty days of becoming an Eligible Employee. A Participant may elect to change the default Before-Tax Contribution percentage by such method as the Benefits Committee may prescribe. Eligible Employees of a Participating Division need not file such forms to become Participants with respect to contributions made pursuant to Sections 3.4 and 3.5.

2.2              TRANSFERRED AND REHIRED PARTICIPANTS

A Participant who becomes an Employee of an Affiliated Employer but ceases to be an Eligible Employee shall continue to be a Participant of the Plan but shall not be eligible to make contributions or to borrow from the Plan. A Participant who transfers employment from an Affiliated Employer and once again becomes an Eligible Employee shall be eligible to participate in the Plan pursuant to the provisions of Section 2.1. A Participant who terminates employment and who later experiences a re-employment as an Eligible Employee shall be eligible to participate in the Plan pursuant to the provisions of Section 2.1.

2.3              PARTICIPATION IN PAYSOP

If an individual is or was a participant in the PAYSOP, and his PAYSOP Account Balance is transferred to this Plan, such individual shall be a Participant in this Plan; provided, that such Participant shall not at any time be entitled to any contributions solely as a result of such transfer.

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ARTICLE 3 - LIMITS ON CONTRIBUTIONS

3.1              BEFORE-TAX CONTRIBUTIONS

(a)                A Participant may have his Compensation reduced on a Before-Tax basis in multiples of 1% under the procedures and maximum amounts specified by the Benefits Committee and have that amount contributed to the Plan by the Employer; provided, however, that in no event may the reduction in Compensation exceed 75% of Compensation, and provided further that if a Participant elects to contribute to the Plan both on a Before-Tax and an After-Tax basis, in no event shall his aggregate Before-Tax and After-Tax Contributions exceed 75% of his Compensation.

(b)               No Participant shall be permitted to reduce his Compensation under the foregoing provision, or any other qualified plan maintained by the Employer or any Affiliated Employer during any calendar year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such calendar year.

(c)                A Participant may assign to this Plan any excess elective deferrals made during a taxable year of the Participant under the plan of another employer by notifying the Benefits Committee of the amount of the excess elective deferrals to be assigned to the Plan. A Participant is deemed to notify the Benefits Committee of any excess elective deferrals that arise by taking into account only those Before-Tax Contributions made to this Plan and any other plans of the Employer or an Affiliated Employer.

(d)               Before-Tax Contributions in excess of the maximum elective deferral, plus any income and minus any loss allocable thereto, as determined under Section 3.10(h), shall be distributed to the Participant no later than April 15 following the calendar year for which such excess deferral was made.

(e)                In the event that Before-Tax Contributions are used to repay an ESOP Loan, and the Value of Shares released from the ESOP Loan Suspense Account and allocated to the Participant’s Before-Tax Account by reason of the use of such Contributions is less than the amount of such Contributions so used, the Company shall make an additional contribution (a “Supplemental Contribution”) to the Plan in an amount sufficient to purchase Shares on the open market, or release additional shares from the ESOP Loan Suspense Account, equal in Value to such difference, and such Shares shall be allocated to the Participant’s Before-Tax Account.

(f)                Before-Tax Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer general assets, but in any event not later than the fifteenth (15th) business day of the month following the month during which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant’s Before-Tax Account for a Plan Year shall be paid to the Plan no later than the 12-month period immediately following the close of such Plan Year. Notwithstanding the foregoing, in no event shall Before-Tax Contributions be paid to

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the Trustee (i) before the Participant has elected to make such contributions pursuant to Section 3.1 or is treated as having made a default election under Section 2.1 and (ii) before the earlier of (A) the Participant’s performance of services that relate to the Compensation that, but for the Participant’s election, would have been paid to the Participant or (B) the date the Compensation is made currently available to the Participant. Notwithstanding anything to the contrary in the immediately preceding sentence, Before-Tax Contributions may be made prior to the performance of the services related to such contributions in order to accommodate a bona fide administrative consideration to the extent permitted under section 401(k) of the Code and the regulations and other guidance issued thereunder.

(g)               A Participant who has attained at least age 50 before the end of the calendar year shall be permitted to elect additional Before-Tax Contributions (“Catch-Up Contributions”) with respect to such calendar year in accordance with, and subject to the limitations of, section 414(v) of the Code. Catch-Up Contributions may be elected in addition to any other Before-Tax Contributions elected by the Participant. An eligible Participant may contribute Catch-Up Contributions through regular payroll deductions in multiples of 1% under procedures specified by the Benefits Committee.

(i)                 Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of any Catch-Up Contributions.

(ii)               Matching Contributions, as provided for under Section 3.3, shall be contributed to the Plan only with respect to amounts a Participant elects to be contributed to the Plan as a Before-Tax Contribution other than a Catch-Up Contribution, regardless of whether all or any portion of such Catch-Up Contribution fails to qualify as a catch-up contribution under section 414(v) of the Code and is recharacterized as a Before-Tax Contribution.

3.2              AFTER-TAX CONTRIBUTIONS

A Participant may make After-Tax Contributions to the Plan and have such contributions made through payroll deductions in multiples of 1% of Compensation to a maximum of 10% of Compensation under the procedures specified by the Benefits Committee. After-Tax Contributions shall be subject to the aggregate limitation set forth in Section 3.1(a) hereof.

3.3              MATCHING ALLOCATIONS

(a)                Under procedures established by the Benefits Committee, subject to Section 3.3(a)(ii) below, the Employer shall make Matching Allocations to the Matching Account of each Participant who makes Before-Tax Contributions.

(i)                 The Employer’s obligation to make Matching Allocations shall be satisfied (in accordance with the provisions of this Section 3.3 and, if applicable Article 13) by crediting a Participant’s Matching Account with a contribution equal to 50% of the Participant’s

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Before-Tax Contributions up to 6% of Compensation. Each affected Participant shall receive a “true-up” Matching Allocation in an amount that is the difference between the Matching Allocation actually received by a Participant during the applicable Plan Year, and the amount equal to 50% of the Participant’s Before-Tax Contributions, up to 6% of Compensation, for the Plan Year. Any Catch-Up Contributions made to the Plan pursuant to Section 3.1(g) of the Plan will not be considered in calculating the “true-up” Matching Allocation. “True-up” Matching Allocations will be treated as being contributed to the Plan as of the date of contribution (but not later than the last day of the Plan Year for which they are made), without adjustment for any earnings and/or losses.

(ii)               The Employer’s obligation to make Matching Allocations shall be at the sole discretion of the Board of Directors of Barnes Group Inc.

(iii)             In no event shall Matching Allocation that are satisfied by Company Contributions be paid to the Trustee (1) before the Participant has elected to make Before-Tax Contributions pursuant to Section 3.1 or is treated as having made a default election under Section 2.1 and (2) before the earlier of the Participant’s performance of services that related to the Compensation that, but for the Participant’s election, would have been paid to the Participant, or, the date the Compensation is made currently available to the Participant. Notwithstanding anything to the contrary in the immediately preceding sentence, Matching Allocations that are satisfied by Company Contributions may be made prior to the performance of the services related to such contribution in order to accommodate a bona fide administrative consideration to the extent permitted under section 401(m) of the Code and the regulations and other guidance issued thereunder.

(b)               If the Plan has an outstanding ESOP Loan under Article 13, Matching Allocations shall be satisfied by the following in the priority indicated: (1) the Value of Shares released from the ESOP Loan Suspense Account by reason of the use of dividends on Shares in the ESOP Loan Suspense Account to repay the ESOP Loan; (2) Shares released from the ESOP Loan Suspense Account (by reason of the use of Before-Tax Contributions to repay the ESOP Loan) having an aggregate value in excess of the amount of such Before-Tax Contributions; (3) the Value of Shares forfeited pursuant to Section 9.4; (4) the Value of Shares released from the ESOP Loan Suspense Account by reason of the use of Company Contributions to repay the ESOP Loan; and (5) the Value of Shares purchased on the open market with Company Contributions. Thus, if the Plan has an outstanding ESOP Loan, the Matching Allocations to be satisfied by Company Contributions will be that amount necessary, after giving effect to items (1) through (3) above, to cause the crediting to Participants’ Matching Accounts of the aggregate Value set forth in the second sentence of Section 3.3(a) hereof.

3.4              PROFIT SHARING CONTRIBUTIONS

With respect to each Plan Year, the Company shall make a Profit Sharing Contribution to the Trust Fund for allocation to the Profit Sharing Accounts as follows:

(a)                For Participating Divisions except as set forth in paragraph (b) below, for each Participating Division Employee who will receive an allocation with respect to the Plan

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Year pursuant to this Section 3.4, an amount equal to three and one-half percent (3½%) of each such Participant’s Compensation, plus, in respect of each such Participating Division, such sum as the Compensation and Management Development Committee of the Board (or such other committee or group as designated by the Board), in its discretion, shall determine based on the performance of such Participating Division for such Plan Year.

(b)               For Bowman U.S., no allocations shall be made to the Profit Sharing Accounts for any Plan Year.

(c)                The aggregate amount of the contributions made by an Employer pursuant to this Section 3.4 in respect of the Plan Year to which such contributions relate shall be allocated among the Participating Division Employees of such Employer who are employed on the last day of the calendar year after the end of the Plan Year to which such contributions relate, in the manner herein provided; provided, however, that a Participating Division Employee who terminates employment during the Plan Year by reason of retirement on or after attainment of age 55, Disability, or death shall receive an allocation for such Plan Year without regard to the requirements of the preceding clause.

(d)               The contribution made pursuant to this Section 3.4 in respect of divisions of the Barnes Aerospace Group shall be allocated among eligible Participating Division Employees employed by the division in proportion to the Compensation for the Plan Year of each such eligible Participant.

(e)                Any forfeiture arising under Section 9.4 in any Plan Year shall be reallocated in the manner specified in this Section 3.4 as though it were an Employer contribution in respect of such Plan Year.

(f)                Each Employer shall on the last day of each Plan Year certify to the Benefits Committee (i) a list of the Employees of such Employer who are entitled to share in the contributions made pursuant to this Section 3.4 for the Plan Year and (ii) the respective Compensation of such Employees for service with such Employer for the portion of such Plan Year during which they are Participating Division Employees; and the Benefits Committee shall, after the receipt of this certification and the Employers’ contributions, credit to each Participating Division Employee’s Profit Sharing Account the amount to be allocated pursuant to this Section 3.4.

3.5              RETIREMENT CONTRIBUTIONS

With respect to each Plan Year beginning on or after December 31, 2012, the Company shall make a Retirement Contribution to the Trust Fund for allocation to the Retirement Accounts as follows:

(a)                For each Participating Division Employee hired, rehired or reclassified by the Company from an ineligible to eligible participation category under the Plan on or after December 31, 2012 who will receive an allocation with respect to the Plan Year pursuant to this Section 3.5, an amount equal to four (4%) of each such Participant’s Compensation for such Plan

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Year (or, with respect to a Participant who is reclassified from an ineligible to eligible participation category under the Plan, Compensation for the portion of such Plan Year earned after the date of such reclassification), based on the Participant’s Compensation rate in effect as of December 1 of the Plan Year. Notwithstanding the foregoing, each Participant who is reclassified from an eligible to ineligible participation category under the Plan due to a transfer of employment from an Employer to an Affiliated Employer shall continue to be eligible for a Retirement Contribution allocation on and after the date of such transfer.

(b)               The aggregate amount of the contributions made by an Employer pursuant to this Section 3.5 in respect of the Plan Year to which such contributions relate shall be allocated among the Participating Division Employees of such Employer who are employed on the last day of the calendar year after the end of the Plan Year to which such contributions relate, in the manner herein provided; provided, however, that a Participating Division Employee who terminates employment during the Plan Year by reason of retirement on or after attainment of age 55, Disability, or death shall receive an allocation for such Plan Year without regard to the requirements of the preceding clause.

(c)                Any forfeiture arising under Section 9.4 in any Plan Year shall be used to pay reasonable Plan expenses.

(d)               Each Employer shall on the last day of each Plan Year certify to the Benefits Committee (i) a list of the Employees of such Employer who are entitled to share in the contributions made pursuant to this Section 3.5 for the Plan Year and (ii) the respective Compensation of such Employees for service with such Employer for the portion of such Plan Year during which they are Participating Division Employees; and the Benefits Committee shall, after the receipt of this certification and the Employers’ contributions, credit to each Participating Divisions Employee’s Retirement Account the amount to be allocated pursuant to this Section 3.5.

3.6              MAXIMUM ANNUAL ADDITIONS

(a)                The amount of annual additions which may be credited to a Participant’s Accounts for any limitation year may not exceed the lesser of:

(i)                 $40,000 (as adjusted pursuant to section 415(d) of the Code) reduced by the amount, if any, allocated to all individual medical accounts (as defined in section 415(1)(2) of the Code) that are part of a defined benefit plan and further reduced by the amount, if any, contributed to a separate account for post-retirement medical benefits of key employees (as defined in section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in section 419(e) of the Code) for the limitation year; or

(ii)               100% of the Participant’s compensation as defined in Section 3.10(a)(iv).

(iii)             If no more than one-third of all Before-Tax and After-Tax Contributions and Matching Allocations for the limitation year are allocated to the Accounts of

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Highly Compensated Employees, for purposes of determining whether annual additions made to a Participant’s Before-Tax, Matching and After-Tax Accounts would cause the above limitations to be exceeded, the limitations set forth in 3.6(a)(i) shall be applied to the annual addition described in Section 3.6(b) below, after excluding from such annual addition an amount equal to (x) forfeitures of Company Stock which were acquired with the proceeds of a loan described in section 404(a)(9)(A) of the Code, and (y) Employer contributions which are deductible under section 404(a)(9)(B) of the Code and charged against the Participant’s Account. The Benefits Committee may adjust in a nondiscriminatory manner the allocation of Before-Tax and After-Tax Contributions and Matching Allocations to prevent the allocation of more than one third of the Before-Tax and After-Tax Contributions and Matching Allocations for the limitation year to the Accounts of Highly Compensated Employees.

(iv)             The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of sections 401(h) or 419(A)(F)(2) of the Code) that is otherwise treated as an annual addition.

(b)               Limitation Year. Limitation year shall mean the Plan Year.

(c)                Annual Additions. Annual additions shall mean the sum of the following amounts credited to a Participant’s Accounts for the limitation year under all defined contribution plans maintained by the Company:

(i)                 Company contributions, including Before-Tax Contributions;

(ii)               Employee contributions, including After-Tax Contributions;

(iii)             Forfeitures used to reduce Company Contributions or allocated to Participants’ Accounts; and

(iv)             amounts described in sections 415(1)(2) and 419(A)(d)(2) of the Code.

(d)               In no event shall a Participant be credited with a contribution or forfeiture for any Year in excess of that allowed by section 415 of the Code, as adjusted pursuant to section 415(d) of the Code. The limitations of section 415 of the Code are incorporated by reference into this Plan. In the case of any Participant who has been credited with annual additions for the Limitation Year under any other defined contribution plan maintained by an Employer or Affiliated Employer, the limitations of section 415 of the Code shall be applied as if all such annual additions were made to a single plan. Any reduction in annual additions that is necessary to meet such limitation shall be made in accordance with Revenue Procedure 2008-50 or subsequent guidance.

3.7              MISTAKEN CONTRIBUTIONS

The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those

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contributions, if recovery is made within one year after the date of those contributions.

3.8              CHANGE OF CONTRIBUTION ELECTION

(a)                A Participant may suspend his contributions to be effective on the first day of the calendar month which is at least 30 days (or some lesser period of time designated by the Benefits Committee) after the date he files with the Employer a form prescribed by the Benefits Committee for such purpose.

(b)               A Participant may increase or decrease the amount of his contributions, or re-commence contributions following a suspension pursuant to Section 3.8, subject to the maximum contribution permitted under Section 3.1 or Section 3.2, as applicable, to be effective on the first day of the calendar month which is at least 30 days (or some lesser period of time designated by the Benefits Committee) after he files a form prescribed by the Benefits Committee for such purpose.

3.9              LIMITATIONS AFFECTING HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of the Plan, the Actual Deferral Percentage and the Actual Contribution Percentage (as defined herein) for Participants who are Highly Compensated Employees must satisfy the tests described in Section 3.10.

3.10          NONDISCRIMINATION TESTS

(a)                For purposes of this section, the following terms shall have the meaning indicated below:

(i)                 “Actual Deferral Percentage” means the average (expressed as a percentage) of the deferral percentages of Eligible Employees in a group. An Eligible Employee’s deferral percentage is equal to the ratio (expressed as a percentage) of the Employee’s Before-Tax Contributions (including excess Before-Tax Contributions returned to a Highly Compensated Employee pursuant to Section 3.1, but excluding Before-Tax Contributions that exceeded the limit in section 415(c) the Code and that have been or will be returned to any Employee pursuant to Section 3.6(a)) contributed to the Trust Fund for the Plan Year to the Eligible Employee’s Compensation for the Plan Year. The individual ratios shall be calculated to the nearest one-hundredth of one percent (.01%).

(ii)               “Actual Contribution Percentage” means the average (expressed as a percentage) of the contribution percentages of Eligible Employees in a group. An Eligible Employee’s contribution percentage is equal to the ratio (expressed as a percentage) of the Employee’s After-Tax Contributions, if any, Matching Allocations and Before-Tax Contributions not used in the final Actual Deferral Percentage (excluding Matching allocations which exceeded the limit in section 415(c) of the Code contributed to the Trust Fund for the Plan Year to the Eligible Employee’s Compensation for the Plan Year. The individual ratios shall be calculated to the nearest one-hundredth of one percent (.01%).

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(iii)             “Eligible Employee” means any Employee of the Employer who, during the Plan Year, is eligible to make Before-Tax Contributions in accordance with the provisions of Section 2.1, or is eligible to receive Matching Allocations in accordance with Section 3.3. An individual shall be treated as an Eligible Employee for a Plan Year if he or she so qualifies for any part of the Plan Year, and whether or not his or her right to make Before-Tax Contributions has been exercised or suspended under Section 8.2(c). The Actual Deferral Percentage and Actual Contribution Percentage defined above may be calculated by dividing the Eligible Employees into two separate groups—one for Eligible Employees who are under age 21 and/or who have less than a year of service and one for the remaining Eligible Employees. Eligible Employees who are Nonhighly Compensated Employees, who are under age 21 and/or who have less than a year of service may be excluded from the calculations and from the ADP and ACP tests provided the requirements of section 401(k)(3)(F) of the Code are satisfied.

(iv)             “Compensation” means the Employee’s 415 Compensation (as defined below), but not in excess of the limit under section 401(a)(17) of the Code, or any other definition of compensation that satisfies section 414(s) of the Code for testing purposes. The term “415 Compensation” means wages, salaries and fees for professional services and other amounts received from the Employer and all Affiliated Employers during the Limitation Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent such amounts are includible in gross income, including, but not limited to, overtime pay, bonuses, commissions to paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, fringe benefits, reimbursements, expense allowances, and amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under sections 125, 402(e)(3), 402(h)(1)(B), 403(b), 457(b) or Section 132(f)(4) of the Code, and Employee contributions described in section 414(h)(2) of the Code that are treated as Employer contributions, and excluding the following:

(1)               Amounts contributed by the employer or Affiliated Employer on behalf of the Employee to any other plan of deferred compensation and which are not includible in the Employee’s gross income for the taxable year in which contributed or any distributions from a plan of deferred compensation;

(2)               Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)               Amounts realized with respect to the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

(4)               Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

Notwithstanding the foregoing, in determining the amount of Compensation to be taken into account for purposes of this Section, the Benefits Committee may

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limit the period used to determine an Employee’s Compensation for the Plan Year to the portion of the Plan Year in which the Employee was an Eligible Employee (as defined in subparagraph (iii) above), provided that this limit is applied uniformly and separately to all Eligible Employees with respect to subparagraphs (i) and (ii) above for such Plan Year.

(v)               “Testing Method” means either the “prior year method” or the “current year method.” Under the prior year method, the Actual Deferral Percentage and Actual Contribution Percentage for the group of Eligible Employees who are Nonhighly Compensated Employees is determined based on data from the preceding plan year. Under the current year method, the Actual Deferral Percentage and Actual Contribution Percentage for the group of Eligible Employees who are Nonhighly Compensated Employees is determined based on data from the current plan year. Under both methods, the Actual Deferral Percentage and Actual Contribution Percentage for the group of Eligible Employees who are Highly Compensated Employees is determined based on data from the current plan year.

(b)               If more than one plan providing for a cash or deferred arrangement, or for matching contributions, or employee contributions (within the meaning of Sections 401(k) and 401(m) of the Code) is maintained by the Employer or an Affiliated Employer, then the individual ratios of any Highly Compensated Employee who participates in more than one such plan or arrangement shall, for purposes of determining the individual’s Actual Deferral Percentage and Actual Contribution Percentage, be determined as if all such arrangements were a single plan or arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, plans that are subject to mandatory disaggregation pursuant to regulations under section 401(k) of the Code shall not be aggregated for purposes of this paragraph but will be treated as separate plans.

(c)                In the event that this Plan satisfies the requirements of sections 401(a)(4) and 410(b) of the Code only if aggregated with one or more other plans, and all such plans have the same Plan Year, then this Section shall be applied by determining the Actual Deferral Percentage and Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan. Such plans may be aggregated only if they use a consistent Testing Method.

(d)               In accordance with the nondiscrimination requirements of section 401(k) of the Code. the Benefits Committee may establish a Compensation Deferral Limit with respect to Before-Tax Contributions credited to a participant’s Total Account during a Plan Year and may adjust such deferral limit (in accordance with paragraph (f)(i) below) from time to time during the Plan Year in order to satisfy one of the following limits which are referred to as the ADP test:

(i)                 The Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25.

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(ii)               The Actual Deferral Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by two, provided that such Actual Deferral percentage for Highly Compensated Employees is not more than two percentage points higher than such Actual Deferral Percentage for Nonhighly Compensated Employees.

(e)                In accordance with the nondiscrimination requirements of section 401(m) of the Code, the Benefits Committee may establish a Contribution Percentage Limit with respect to After-Tax Contributions, if any, credited to a Participant’s account during a Plan Year and may adjust such percentage limit (in accordance) with paragraph (f)(i) below from time to time during the Plan Year in order to satisfy one of the following limits which are referred to as the ACP test:

(i)                 The Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25.

(ii)               The Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage of the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by two, provided that the Actual Contribution Percentage for Highly Compensated Employees is not more than two percentage points higher than such Actual Contribution Percentage for Nonhighly Compensated Employees.

(f)                The Benefits Committee may take the following actions to assure compliance with the nondiscrimination limitations of section 401(k) and/or 401(m) of the Code.

(i)                 If, during the Plan Year, the average percentages described in paragraphs (d) and/or (e) above applicable to the group of Eligible Employees who are Highly Compensated Employees are expected to exceed the maximum average percentage necessary to comply with the limits described in said paragraphs, the Benefits Committee may direct that the Actual Deferral Percentage and/or the Actual Contribution Percentage, as the case may be, for one or more members of such group of Highly Compensated Employees be reduced prospectively to the extent necessary to comply with the applicable limit by limiting the percentage of Before-Tax Contributions and/or After-tax Contributions of such Employees.

(ii)               If, after the Plan Year ends, the average percentages describe in paragraphs (d) and/or (e) above applicable to the group of Eligible Employees who are Highly Compensated Employees exceed the maximum average percentage necessary to comply with the limits described in said paragraphs, the Benefits Committee may direct that the Before-Tax Contribution and/or the After-Tax Contribution and Matching Allocation, as the case may be, for Highly Compensated Employees be reduced to the extent necessary to comply with the applicable limit. Such reduction shall follow the procedures described in paragraph (g) below.

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(g)               The total amount of Before-Tax Contribution to be refunded is calculated by first successively reducing the Actual Deferral Percentage of one or more members of such group of Highly Compensated Employees by reducing the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage until it equals the Actual Deferral Percentage of the Highly Compensated Employee with the second highest Actual Deferral Percentage, then reducing their Actual Deferral Percentages until they equal the Actual Deferral Percentage of the Highly Compensated Employee with the third highest Actual Deferral Percentage, and so on until the average percentage for the group does not exceed the applicable limit. Second, the excess of each Employee’s Actual Deferral Percentage over such reduced Actual Deferral Percentage multiplied by the Employee’s Compensation used in the test is calculated as a hypothetical refund. Third, such excess hypothetical refunds are aggregated to determine the total Before-Tax Contributions to be refunded. The ADP test described in paragraph (d) above shall use the data that reflects this hypothetical refund.

The actual Before-Tax Contribution refunds are then calculated by successively reducing the amount of the Before-Tax Contribution of one or more members of such group of Highly Compensated Employees beginning with the Highly Compensated Employee(s) with the highest dollar amounts of Before-Tax Contribution using the method described in the preceding paragraph until the total of such actual refunds equals the total amount of Before-Tax Contribution to be refunded. The ADP test described in paragraph (d) above shall not use the data that reflects this actual refund.

The amount by which the Before-Tax Contribution exceeded the dollar limit in Section 3.1 for a Highly Compensated Employee as described in (a)(i) above shall also then be refunded and such refund shall be made in accordance with Section 3.1.

The total amount of After-Tax Contribution to be refunded and/or Matching allocation to be refunded and/or forfeited is calculated by first successively reducing the Actual Contribution percentage of one or more members of such group of Highly Compensated Employees beginning with the Highly Compensated Employee with the highest Actual Contribution Percentage in the same manner as the ADP test until the average percentage for the group does not exceed the applicable limit. Second, the excess of each Employee’s Actual Contribution percentage over such reduced Actual Contribution Percentage multiplied by the Employee’s Compensation used in the test is calculated as a hypothetical refund. Third, such excess hypothetical refunds are aggregated to determine the total After-Tax Contributions and Matching Allocations to be refunded and/or forfeited. The ACP test in paragraph (e) above shall use the data that reflects this hypothetical refund or forfeiture.

The actual After-Tax Contribution refunds and the actual Matching Allocation refunds and/or forfeitures are then calculated by successively reducing the After-Tax Contribution and then the Matching Allocation of one or more members of such group of Highly Compensated Employees beginning with the Highly Compensated Employee with the highest dollar amount of combined After-Tax Contribution and Matching Allocation using the method for refunding Before-Tax Contributions described above until the total of such deemed refunds equals the total amount of After-Tax Contribution and Matching Allocation to be refunded and/or forfeited. Matching Allocations shall be refunded if vested and the ACP test failed, or

19

forfeited if the ACP test passed, or forfeited if the ACP test failed and such contributions are nonvested. If the actual refund of Before-Tax Contributions and/or After-Tax Contributions for any Employee includes an amount of Before-Tax Contributions and/or After-Tax Contributions that were matched, the Matching Allocation attributable thereto shall be forfeited. The ACP test in paragraph (e) above shall not use the data that reflects this actual refund or forfeiture.

(h)               Contributions that are refunded or forfeited under paragraph (g) above or under Section 3.1(d) shall be adjusted for allocable gains or losses for the Plan Year with respect to which the contributions were made. The amount of the allocable gain or loss is the product of (i) multiplied by (ii), where (i) is a ratio, the numerator of which is the Plan Year-to-date gain or loss on the money type being refunded or forfeited and the denominator of such money type at the beginning of the Plan Year, plus contributions of that money type credited for such Plan Year, and (ii) is the amount of the refund or forfeiture of that money type. In all events, the income attributable to such excess amounts will be determined in accordance with regulations issued under sections 401(k), 401(m) and 402(g) of the Code, as applicable.

Money type for purposes of this paragraph means Before-Tax Contributions, After-Tax Contributions and Matching Allocations, whichever applies. A refund of Before-Tax Contributions in excess of the limit in Section 3.1 is referred to as an excess deferral. A refund of Before-Tax Contributions due to a failure of the ADP test is referred to as an excess contribution, a refund of After-Tax Contributions and/or Matching Allocations due to a failure of the ACP test is referred to as an excess aggregate contribution, and a forfeiture of Matching Allocations is referred to as a forfeiture.

(i)                 Refunds or forfeitures needed to satisfy the above tests shall be made before the end of the Plan Year following the Determination Year. Refunds needed to satisfy the limit in Section 3.1 shall be made on or before April 15 following the end of the calendar year. If the Employee has made Before-Tax Contributions in excess of such limit to two or more plans of unrelated employers, the Employee must notify the Benefits Committee on or before March 1 following the end of the calendar year of the amount to be refunded from this Plan in order to comply with such limit for the year.

(j)                 Alternatively, within twelve (12) months after the end of the Plan Year, the Employer, at its discretion may make a special qualified non-elective contribution on behalf of Nonhighly Compensated Participants in an amount sufficient to satisfy the ADP and/or ACP tests in lieu of refunds or forfeitures. Such contributions (i) may be made as a uniform percentage of Compensation or as a uniform dollar amount contributed on a per capita basis, (ii) may be made for all or certain of those Participants who are not Highly Compensated Employees, and (iii) may be made at any time prior to the end of the 12-month period immediately following the Plan Year to which such contributions relate. Qualified nonelective contributions shall be fully vested and nonforfeitable at all times. Qualified nonelective contributions shall not be taken into account in conducting the nondiscrimination tests described in Sections 3.10(d) and (e) for any Plan Year to the extent such contributions exceed the production of the Participant’s Compensation and the greater of (i) five percent or (ii) two times the Plan’s “Representative Contribution Rate.” The Plan’s “Representative Contribution Rate” is the lowest “Contribution Rate” among a group of Participants who are not Highly Compensated

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Employees, which group is half of all Participants who are not Highly Compensated Employees, or the lowest Contribution Rate among all Participants who are not Highly Compensated Employees who are employed on the last day of the year, if greater. The Plan’s “Contribution Rate” is the sum of all qualified nonelective contributions taken into account for a Participant, divided by the Participant’s Compensation. Any qualified nonelective contributions taken into account for purposes of Section 3.10(d) shall not be taken into account for purposes of Section 3.10(e), and any qualified nonelective contributions taken into account under Section 3.10(a), shall not be taken into account under Section 3.10(d).

(k)               The Benefits Committee shall maintain sufficient records to demonstrate that the Plan satisfies the nondiscrimination tests described above. Changes in the Code or regulations affecting the ADP test and/or the ACP test or the corrective methods may be used notwithstanding a conflict with the above provisions.

3.11          ROLLOVER CONTRIBUTIONS

A Participant may make a Rollover Contribution to the Plan upon demonstration to the Benefits Committee (as determined by the Benefits Committee in its discretion based on such documentation as it may deem necessary and desirable) that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code, including without limitation contributions from an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, a qualified trust described in section 401(a) of the Code, an eligible deferred compensation plan described in section 402(c)(8)(B)(v) of the Code, and an annuity contract described in section 403(b) of the Code. Any Rollover Contributions made by a Participant shall be allocated to the Participant’s Rollover Account.

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ARTICLE 4 - COMPANY STOCK FUND

4.1              CONTRIBUTIONS

The Company Stock Fund shall be an investment option under the Plan. For Plan Years prior to January 1, 2008, all Matching Allocations were invested in the Company Stock Fund. Beginning January 1, 2008, Matching Allocations are made in cash. Money contributed to the Plan may, at the election of the Participant, be invested in the Company Stock Fund or in any other investment fund under the Plan pursuant to Article 5; provided, however, that amounts contributed to the Company Stock Fund may also be invested in short term obligations of the United States Government or other short term investments selected by the Trustee pending investment in Company Stock. Beginning January 1, 20008, Participants may at any time following the investment of any portion of their Accounts in the Company Stock Fund reallocate the investment of all or any portion of their Accounts invested in the Company Stock Fund pursuant to Article 5.

4.2              VALUE

For purposes of valuing a Participant’s Accounts, the value of a share held in the Company Stock Fund on each Valuation Date (and other determination dates) is based upon the closing sales price of the Common Stock on the date of determination on the New York Stock Exchange Composite Index (or on the principal market on which the Common Stock is traded if the Common Stock is not listed on that market on such date) or, if the Common Stock is not traded on such date, the closing sales price of the Common Stock on the next preceding trading day.

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ARTICLE 5 - MERGER OF PAYSOP

5.1              MERGER AND TRANSFER

Effective as of December 31, 1990, the PAYSOP was merged into the Plan, and all assets and liabilities of the PAYSOP were transferred to the Plan.

5.2              SEPARATE ACCOUNTS

The Benefits Committee established a separate account, the PAYSOP Account, for each account transferred from the PAYSOP, and each such PAYSOP Account initially shall be invested in the Company Stock Fund.

5.3              RIGHTS

Except as otherwise provided in the Plan, the rights of each Participant or the beneficiary thereof with respect to his PAYSOP Account shall be determined under the terms of the PAYSOP as in effect on December 31, 1990, attached hereto as Exhibit A.

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ARTICLE 6 - INVESTMENT OF CONTRIBUTIONS

6.1              DIRECTED INVESTMENT ACCOUNT

(a)                Participants may, subject to a procedure established by the Benefits Committee and applied in a uniform nondiscriminatory manner, direct the Trustee as to the investment of amounts in their Accounts under the Plan.

In accordance with a Participant’s investment elections, the Trustee shall invest applicable Accounts in specific assets, specific funds or other investments permitted under the Plan. That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account.

(b)               As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

(c)                The procedure established by the Benefits Committee shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

(i)                 the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in directed investments;

(ii)               the name, address and phone number of the fiduciary (and, if applicable, the person or persons designated by the fiduciary to act on its behalf) responsible for providing information to the Participant or a beneficiary upon request relating to the investments in directed investments;

(iii)             applicable restrictions on transfers to and from any specific investment identified by name by a fiduciary as an available investment under the Plan which may be acquired or disposed of by the Trustee pursuant to the investment direction by a Participant.

(iv)             any restrictions on the exercise of voting, tender and similar rights related to a directed investment by the Participants or their Beneficiaries;

(v)               a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of directed investments; and

(vi)             general procedures for the dissemination of investment and other information relating to the investment alternatives available under the Plan as deemed necessary or appropriate, including but not limited to a description of the following:

(1)               specific information regarding the investment vehicles

24

available under the Plan including a general description of the investment objectives and risk and return characteristics and information regarding the type and diversification of assets in the portfolio of each;

(2)               any designated entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company; and

(3)               a description of the additional information which may be obtained upon request from the fiduciary designated to provide such information.

(d)               Any information regarding investments available under the Plan may be provided to the Participant in one or more written documents.

(e)                The Benefits Committee may, at its discretion, establish such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

6.2              INVESTMENT ELECTION

The investment election described in Section 6.1 shall be made in 5% increments, or such other increments as determined by the Benefits Committee on such form or through such electronic means as may be prescribed by the Benefits Committee.

6.3              RESPONSIBILITY FOR INVESTMENTS

Each Participant is solely responsible for the selection of his investment options with respect to his Accounts. The Plan is intended to comply with section 404(c) of ERISA and applicable regulations thereunder with respect to the investment of Participant Accounts. The Trustees, the Benefits Committee, the Employer, and the officers, supervisors and other employees of the officers, supervisors and other Employers are not empowered to advise a Participant as to the manner in which such amounts shall be invested. The fact that an investment fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that fund.

6.4              CHANGES IN INVESTMENTS

Subject to rules and procedures established by the Benefits Committee, a Participant may change his investment election under Section 6.2 and make transfers between Investment Funds.

6.5              ACCOUNTS

The Benefits Committee shall establish and maintain Accounts that shall account for the amounts contributed with respect to each Participant and for the investment and disbursement thereof. At least once each year, each participant shall be furnished with a statement setting forth the Value of his Accounts and the vested portion thereof.

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6.6              VOTING RIGHTS

Except as otherwise expressly delegated by the Trustee in writing, the Trustee shall have the sole and exclusive right to vote any securities held in the Trust other than Company Stock for which the Participants shall have the right to direct the voting of shares allocated to their Accounts.

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ARTICLE 7 - VESTED PORTION OF ACCOUNTS

7.1              BEFORE-TAX, AFTER-TAX ACCOUNTS, ROLLOVER ACCOUNTS, AND PAYSOP ACCOUNTS

A Participant shall at all times be 100% vested in, and have a nonforfeitable right to, his Before-Tax Account, After-Tax Account, Rollover Account and PAYSOP Account.

7.2              MATCHING, PROFIT SHARING AND RETIREMENT ACCOUNTS

(a)                A Participant shall be vested in, and have a nonforfeitable right to, his Matching Account in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 2 years	0%
2 or more years	100%

Notwithstanding the foregoing, a Participant shall be 100% vested in, and have a nonforfeitable right to, his Matching Account upon attaining age 55 or upon Disability or death, in each case while actively employed by an Employer.

(b)               Notwithstanding anything to the contrary herein, a Participant shall at all times be 100% vested in the portion of his Accounts that are attributable to Matching Contributions that were made to the Plan with respect to such Participant prior to May 1, 1988 and that were transferred to the Company Stock Fund by the Participant pursuant to the in-evocable election described in Section 4.2 as in effect on May 30, 2003.

(c)                Notwithstanding anything to the contrary herein, a Participant who was employed by the Pioneer Division of Barnes Group Inc. on December 31, 1992 shall at all times be 100% vested in his Matching Account.

(d)               For purposes of vesting, service with Curtis Industries, Inc. shall be recognized from the date of a Participant’s employment with Curtis Industries, Inc. Amounts in a former Curtis Industries, Inc. 401(k) Retirement Savings Plan participant’s Merged Asset Account which are attributable to employer matching contributions under the Curtis Industries, Inc. 401(k) Retirement Savings Plan will vest in accordance with the above-referenced vesting schedule. Notwithstanding the foregoing, a Participant who on March 31, 2001, was an active participant in the Curtis Industries, Inc. 401(k) Retirement Savings Plan with at least three years of service as of such date shall, if his termination of employment occurs on or after April 1, 2001 receive credit for a Year of Service for each Plan Year during which he completes at least 1,000 hours of service.

(e)                The vested percentage of a former participant in the Curtis Industries, Inc. 401(k) Retirement Savings Plan who terminated employment prior to April 1, 2001 shall be determined according to the following vesting schedule:

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Years of Vesting Service	Vested Percentage
Less than 5 years	0%
5 or more years	100%

(f)                A Participant whose interest in the Spectrum Plastics Molding Resources, Inc. 401(k) Profit Sharing Plan was transferred to this Plan shall be fully vested in his Profit Sharing Account.

(g)               Except as provided in the Supplements and (g) above, a Participant shall be vested in, and have a nonforfeitable right to, his Profit Sharing Account in accordance with the following schedule:

(i)                 For Employees of Participating Divisions other than Bowman U.S., with at least one hour of service on or after December 31, 2006:

Period of Service	Vested Percentage
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

(ii)               For Employees of Bowman U.S.:

Period of Service	Vested and Nonforfeitable Percentage
Less than 5 years	0%
5 or more years	100%

Notwithstanding the foregoing, a Participant shall be 100% vested in, and have a nonforfeitable right to, his Profit Sharing Account upon attaining age 65 or upon Disability or death, in each case while actively employed by an Employer.

(h)               A Participant shall be vested in, and have a nonforfeitable right to, his Retirement Account in accordance with the following schedule:

Paid of Service	Vested Percentage
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%

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Period of Service	Vested Percentage
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

Notwithstanding the foregoing, a Participant shall be 100% vested in, and have a nonforfeitable right to, his Retirement Account upon attaining age 65 or upon Disability or death, in each case while actively employed by an Employer.

7.3              VESTING SERVICE

(a)                Vesting Service shall commence on the first day of the month during which an Employee’s date of employment occurs and shall end on the date on the last day of the month during which such Employee severs from service. The date an Employee severs from service is the earliest of:

(i)                 the date the Employee quits, is discharged, retires or dies; or

(ii)               the first anniversary of the date the Employee is first absent from service because of a leave of absence authorized by the Employer, provided the Employee fails to return to work by the second anniversary of such date; or

(iii)             the first anniversary of the date the Employee is absent from service for any other reason (e.g., sickness, vacation, layoff, etc.), provided that the Employee fails to perform an hour of service during the twelve months prior to such first anniversary date.

Notwithstanding the foregoing, there shall be no severance from service, and absence from employment shall be counted as Vesting Service in the case of employment with an Affiliated Employer, or in the case of military leave in accordance with Article 17. The Employer’s leave policy shall be applied in a uniform and nondiscriminatory manner to all Employees under similar circumstances.

(b)               For purposes of computing Vesting Service, the following rules apply in cases of a termination of employment followed by a return to service:

(i)                 If an Employee severs from service as a result of quit, discharge or retirement and then returns to service within twelve months, the period of severance is included.

(ii)               If an Employee is absent from service for any reason other than quit, discharge or retirement and during the absence a quit, discharge or retirement occurs, and the Employee subsequently returns to service within twelve months of his original absence, the period between the quit, discharge or retirement and the return to service is included in the Employee’s Vesting Service.

(iii)             If an Employee severs from service, and fails to perform any hours

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of service during the twelve months following the severance from service date, then the Employee shall be deemed to have a one-year Break in Service; provided, however, that if an employee severs from service (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, and provides satisfactory evidence to the plan administrator that the severance was for one of the reasons specified above, the Employee shall have a one-year Break in Service only if the Employee fails to perform an hour of service during the sixteen-month period following the severance of service. If an Employee having such a Break in Service is later re-employed by the Employer, Vesting Service earned prior to his most recent severance from service date shall be counted along with any Vesting Service earned after the Employee’s reemployment date if:

(A)             the period of Vesting service prior to his most recent severance from service date, whether or not continuous, exceeds the latest period of severance during which he was not employed by the Employer, or

(B)              he is re-employed prior to five (5) consecutive one (1) year Breaks in Service.

(c)                For purposes of computing Vesting Service, service with any entity acquired by the Employer shall be considered to be service with the Employer.

(d)               Prior to October 1, 2000 Vesting Service shall be computed in accordance with the terms of the Plan as then constituted.

7.4              AMENDMENT OF VESTING SCHEDULE

If at any time this Plan’s vesting schedule is amended, then each Participant with at least three (3) years of service shall have his non-forfeitable percentage computed under the Plan in accordance with the vesting schedule that is most favorable to such Participant under either (a) the preamendment vesting schedule or (b) the post amendment vesting schedule, provided that each Participant’s postamendment non-forfeitable percentage interest in and to his Matching Account shall not be less than the preamendment percentage in Trust.

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ARTICLE 8 - WITHDRAWALS WHILE STILL EMPLOYED

8.1              AFTER-TAX ACCOUNT

A Participant may elect to withdraw all or part of his After-Tax Account; provided, however, that no more than two such withdrawals shall be made in any Plan Year.

8.2              BEFORE-TAX AND ROLLOVER ACCOUNTS

(a)                A Participant who has attained age 59½ as of the effective date of any withdrawal pursuant to this Section may elect to withdraw all or any part of his Before-Tax Contributions or Rollover Contributions (other than any Rollover Contributions made to the Barnes Group Inc. Profit Sharing Retirement Plan) and the earnings attributable thereto.

(b)               A Participant who has not attained age 59½ and who has withdrawn the total amount available for withdrawal under Section 8.1 may elect to make a withdrawal from his Before-Tax Account and earnings attributable thereto through December 31, 1988, or Rollover Account, including all earnings attributable thereto upon furnishing proof of financial hardship satisfactory to the Benefits Committee or its designee. For purposes of this paragraph, a distribution is on account of hardship only if the distribution is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. Such a withdrawal shall not exceed the amount required to meet the immediate and heavy financial need created by the hardship and shall not be reasonably available from other resources of the Participant. To the extent a requested distribution is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant, the request for a hardship withdrawal distribution shall be denied.

A hardship withdrawal shall be deemed to be on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

(i)                 medical expenses described in section 213(d) of the Code previously incurred by the Participant, his spouse, or any dependents of the Participant (as defined in section 152 of the Code) without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the code); or funds necessary for those persons to obtain medical care described in section 213(d) of the Code;

(ii)               the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)             payment of tuition, related educational expenses, and room and board expenses for the next twelve months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in section 152 of the Code without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code ) and any other situation prescribed by the IRS pursuant to Treas. Reg. 1.401(k)-1(d)(2)(iv)(C);

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(iv)             payments necessary to prevent the eviction of the Participant from a principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)               funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code , without regard to section 152(d)(1)(B) of the Code; or

(vi)             expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c)                A request for a hardship withdrawal shall be deemed by the Benefits Committee or its designee as necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:

(i)                 the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated as a result of the withdrawal in accordance with written procedures adopted by the Benefits Committee; and

(ii)               the Participant has obtained all distributions (including distributions of dividends under Section 13.7(d) but not hardship distributions) and all nontaxable loans currently available under the Plan and all plans maintained by the Company or an Affiliated Employer.

In addition to the foregoing criteria, the determination of whether a Participant has an immediate and heavy financial need and whether the distribution is necessary to satisfy such financial need shall be made by the Benefits Committee or its designee in accordance with uniform and nondiscriminatory standards on the basis of all relevant facts and circumstances.

If a hardship withdrawal is made, the Participant may not make any contributions pursuant to the Plan and all other plans (as defined in Treas. Reg. §1.401(k)- 1(d)(3)(iv)(F)) maintained by the Company or an Affiliated Employer for a period of six months commencing with the Valuation Date following the date of the hardship withdrawal.

(d)               A Participant may not make more than two withdrawals in any Plan Year under this Section 8.2.

8.3              MATCHING ACCOUNT

Amounts in the Matching Account may not be withdrawn while the Participant is an Employee of the Employer or an Affiliated Employer. However, with respect to an individual who was a participant in the Curtis Industries, Inc. 401(k) Retirement Savings Plan, at such time as the Participant shall have attained the age of 59½ years, the Benefits Committee, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount then credited to the Merged Asset Account attributable to Curtis employer matching contributions

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made prior to April 1, 2001. Any such withdrawal shall be permitted once per Plan Year. In the event that the Benefits Committee makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Article 8, including, but not limited to, all notice and consent requirements of Section 411(a)(11) of the Code and the Regulations thereunder.

8.4              PAYSOP ACCOUNT

Amounts in the PAYSOP Account may not be withdrawn while the Participant is an Employee of the Employer or an Affiliated Employer.

8.5              PROFIT SHARING ACCOUNT

Amounts in the Profit Sharing Account may not be withdrawn while the Participant is an Employee of the Employer or an Affiliated Employer.

8.6              RETIREMENT ACCOUNT

Amounts in the Retirement Account may not be withdrawn while the Participant is an Employee of the Employer or an Affiliated Employer.

8.7              PROCEDURES AND RESTRICTIONS

To make a withdrawal, a Participant shall give written notice in accordance with procedures established by the Benefits Committee. A withdrawal shall be made as of the applicable Valuation Date and the amount of such withdrawal shall be allocated among all of his Funds in proportion to the value of the Participant’s Accounts from which the withdrawal is made as of the date of the withdrawal. All payments to a Participant under this Article 7 shall be made as soon as administratively practicable. The account hierarchy for withdrawals is as follows: first, the After-Tax Account attributable to employee After-Tax Contributions; second, the After-Tax Account attributable to dividends on shares purchased with the employee After-Tax Contributions; and third, the Before-Tax Account.

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ARTICLE 9 - DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT

9.1              AMOUNT OF PAYMENT; PAYMENT IN COMPANY STOCK

(a)                Upon termination of employment for any reason, a Participant may elect to have the vested portion of his Accounts distributed in cash as set forth in Section 9.2; provided that any Participant (or such Participant’s beneficiary) may also elect to take payment of the balance in his Accounts that are invested in the Company Stock Fund, other than the Participant’s Profit Sharing Account and Retirement Account, in whole shares of Company Common Stock, with any fractional shares being distributed in cash. The amounts in each Account shall be determined as of the Valuation Date coincident with the date of distribution in accordance with such uniform and nondiscriminatory procedures established by the Benefits Committee. Absent such an election a Participant who is entitled to payment of benefits and whose total vested account balance exceeds $5,000 ($1,000, effective for distributions made on or after March 28, 2005) may receive his benefits as soon as practicable after the Valuation Date next following his 65th birthday or on any earlier Valuation Date elected by the Participant. For purposes of the foregoing sentence, the value of a Participant’s vested account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant’s vested account balance as so determined is $5,000 or less ($1,000 or less, effective for distributions made on or after March 28, 2005), the Plan shall distribute the Participant’s entire vested account balances as of the Valuation Date on or next succeeding the date of his termination.

(b)               If on October 10, 2003, the aggregate Value of a Participant’s Company Stock Account attributable to (i) Before-Tax Contributions and After-Tax Contributions made after May 1, 1988 and prior to April 1, 2001 and (ii) to Prior Contributions transferred to the Company Stock Fund pursuant to Section 4.2 as in effect on May 30, 2003, is less than the value of the Participant’s Guarantee Account (as defined in such prior version of the Plan), then the difference shall be contributed to the Plan as a special contribution by the Employer to be allocated to the Account of such Participant, if such Participant is not a Highly Compensated Employee, or paid to the Participant in cash by the Company, if the Participant is a Highly Compensated Employee.

9.2              METHODS OF DISTRIBUTION

(a)                All distributions shall be made in one lump sum as soon after the applicable Valuation Date as practical. Unless otherwise elected by the Participant, distribution of a Participant’s Accounts shall be made on or about 60 days after the Valuation Date coincident with or next following the latest of (i) his termination of employment with the Company (ii) the determination of his Disability, or (iii) his attainment of age 65.

(b)               In the case of a Participant who is a 5% owner of the Company (as defined in Section 416 of the Code), the distribution of the balances in all his Accounts shall be made not later than April 1st of the year following the year in which he attains 70½; and in the case of a

34

Participant other than a 5% owner, the distribution of the balances in all his Accounts shall be made not later than the first day of April following the later of (A) the calendar year in which he attains 70½, or (B) the calendar year in which occurs his termination of employment with the Company. All distributions under this Plan shall comply with the final regulations issued under section 401(a)(9) of the Code at Treas. Reg. §§ 1.401(a)(9)-1 through 1.401(a)(9)-9, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

9.3              BENEFICIARY

In the event of a Participant’s death, all amounts payable pursuant to Section 9.1 shall be paid in one lump sum to the Participant’s Spouse, if any, or to such other person as may have been designated as the beneficiary by the Participant; provided, however, that no beneficiary designation other than a Spouse shall be effective with respect to a married Participant unless the Spouse consents in writing to the selection of another beneficiary, acknowledges the effect of such election, and said election is witnessed by a notary public. In the absence of a Spouse or designated beneficiary the amounts payable shall be paid to the Participant’s estate. The lump sum payment required hereunder shall be made as soon as practicable following the Participant’s death.

9.4              FORFEITURES

If a Participant’s employment is terminated prior to becoming 100% vested in his Matching Account, his Profit Sharing Account or his Retirement Account, the vested portion of his Accounts shall be distributed pursuant to Section 9.1. The non-vested portion of his Accounts shall be forfeited upon the earliest of the date on which the Participant (i) receives the entire vested portion of his Accounts in a lump sum payment, (ii) incurs five consecutive one-year breaks in service, or (iii) dies. The value of any forfeited amounts shall be applied to reduced future Company Contributions in accordance with applicable Treasury Regulations or, in the case of Profit Sharing Accounts or Retirement Accounts, applied in accordance with Section 3.4(f) or 3.5(c), as applicable. If any such Participant is re-employed by an Employer prior to incurring five consecutive one-year breaks in service, the portion of the Participant’s Accounts that was forfeited shall be restored if the Participant repays the portion of his Accounts previously distributed, unadjusted for subsequent gains and losses, before the end of the five year period beginning with the date he is re-employed. Earnings, if any, with respect to any forfeited amounts shall not be reallocated and shall be administered in accordance with Section 10.7.

9.5              DISTRIBUTION OF PAYSOP ACCOUNTS

Notwithstanding anything provided to the contrary herein, no Shares allocated to a Participant’s PAYSOP Account may be distributed from that Account before the end of the 84th month beginning after the month in which such Shares were allocated to such Participant’s account in the PAYSOP. The preceding sentence shall not apply in the case of:

(a)                death, Disability, separation from service, or termination of the Plan;

(b)               a transfer of a Participant to the employment of an acquiring employer

35

from the employment of the Employer in the case of a sale to the acquiring corporation of 44 substantially all of the assets used by the Employer in a trade or business conducted by the Employer; or

(c)                a disposition of an Employer’s interest in a subsidiary when the Participant continues employment with such subsidiary;

(d)               any distribution required under section 401(a)(9) of the Code.

9.6              DIRECT ROLLOVER DISTRIBUTIONS

Notwithstanding any provision of the Plan to the contrary, if any distribution to a Distributee (i) totals $200 or more, and (ii) constitutes an Eligible Rollover Distribution, the Distributee may elect on a form provided by the Benefits Committee to have all or part of such Eligible Rollover Distribution paid in a direct rollover to an Eligible Retirement Plan selected by the Distributee. For this purpose, a Distributee, an Eligible Rollover Distribution, and an Eligible Retirement Plan shall be defined as follows:

(a)                Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. Notwithstanding any other provision in the Plan to the contrary, Distributee shall include a non-Spouse Beneficiary who is a designated beneficiary within the meaning of section 401(a)(9)(E) of the Code.

(b)               Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, excluding (i) any distribution that is (A) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary (or (B) for a specified period of ten years or more or, (C) any distribution on account of hardship; (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; (iii) any distribution made to a non-Spouse Beneficiary; (iv) dividends paid with respect to Company Stock and distributed pursuant to section 404(k) of the Code; and (v) any other distribution designated by the Internal Revenue Service in official notices or regulations. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions; however, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible;

(c)                Eligible Retirement Plan means a plan described below:

(i)                 an individual retirement account described in section 408(a) of the

36

Code;

(ii)               an individual retirement annuity (other than an endowment contract) described in section 408(b) of the Code;

(iii)             a qualified defined contribution plan and exempt trust described in sections 401(a) and 501(a) of the Code respectively, the terms of which permit the acceptance of rollover contributions;

(iv)             an annuity plan described in section 403(a) of the Code;

(v)               an annuity contract described in section 403(b) of the Code;

(vi)             an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or

(vii)           a Roth IRA described in section 408A of the Code.

If an election is made to have only a part of an eligible rollover distribution paid in a direct rollover, the amount of the direct rollover must total $500 or more.

Direct rollovers shall be accomplished in accordance with procedures established by the Committee, including, in the case of distributions not subject to the consent requirements of section 411(a)(11) of the Code, procedures for affirmatively waiving the minimum notice period described in Treas. Reg. § 1.402(c)-2T.

The procedures established by the Committee shall be made in accordance with the rules set forth in Treas. Reg. § 1.401(a)(31)-1T.

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ARTICLE 10 - ADMINISTRATION OF PLAN

10.1          APPOINTMENT OF BENEFITS COMMITTEE

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in the Benefits Committee appointed from time to time by the Board of Directors of the Company to serve at the pleasure of the Board of Directors. Any person who is appointed a member of the Benefits Committee shall signify his acceptance by filing written acceptance with the Board of Directors and the Secretary of the Benefits Committee. Any member of the Benefits Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Benefits Committee. A member of the Benefits Committee may be a Participant in the Plan.

10.2          OPERATION OF BENEFITS COMMITTEE

(a)                The members of the Benefits Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Benefits Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, as they, in their sole discretion, shall decide.

(b)               The Benefits Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine. Any act which the Plan authorizes or requires the Benefits Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by vote at a meeting or in writing without a meeting shall constitute the action of the Benefits Committee and shall have the same effect for all purposes as if assented to by all members of the Benefits Committee at the time in office. Any member of the Benefits Committee who is a Participant shall not vote on any question relating exclusively to himself.

(c)                No member of the Benefits Committee shall receive any compensation from the Plan for his services as such.

10.3          GENERAL DUTIES OF THE BENEFITS COMMITTEE

(a)                Subject to the limitations of the Plan, the Benefits Committee from time to time shall have the full discretionary authority to establish rules for the administration of the Plan and the transaction of its business.

(b)               The Benefits Committee shall have the full discretionary authority to interpret the Plan and its determination of all questions arising under the Plan shall be conclusive upon all Participants and all other interested or affected parties.

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(c)                The Benefits Committee shall maintain, or cause to be maintained, records showing the individual balances in each Participant’s Accounts. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

(d)               The Benefits Committee shall act as the named fiduciary responsible for communications with Participants as needed to maintain Plan compliance with Section 404(c) of ERISA, including but not limited to the receipt and transmitting of Participant’s directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts.

(e)                Whenever the Plan requires that a form be filed, the Benefits Committee may provide for such form to be filed by such electronic and/or telephonic means as it shall determine, in the exercise of its discretionary authority, and may further provide for such form to be filed with its designee.

10.4          BINDING ACTION

To the fullest extent permitted by law, the Benefits Committee shall have full discretion as to the exercise of its respective powers, duties, and responsibilities under the Plan and all actions taken and decisions made by the Benefits Committee shall be final, conclusive and binding on all persons having any interest in the Plan or in any benefits payable thereunder in the absence of clear and convincing evidence that the Committee acted arbitrarily or capriciously. Benefits under the Plan will be paid only if the Benefits Committee decides in its discretion that the individual applying for the benefits is entitled to them.

10.5          CLAIMS PROCEDURE

The Benefits Committee shall adopt procedures for the filing and review of claims for benefits in accordance with the requirements of Section 503 of ERISA. Such claims procedures are specifically incorporated herein by reference.

10.6          INDEMNITY

The Benefits Committee and the individual members thereof shall be indemnified by the Company to the fullest extent permitted by law against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

10.7          PLAN EXPENSES

All usual and reasonable expenses of administration (as determined by the Benefits Committee) shall be paid out of the Trust Fund unless paid by the Company. Such expenses shall include any expenses incident to the functioning of the Benefits Committee, or any person or persons retained or appointed by the Benefits Committee incident to the exercise of its duties under the Plan, including, but not limited to, fees of accountants, counsel, investment managers,

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agents (including nonfiduciary agents) appointed for the purpose of assisting the Benefits Committee or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, and other reasonable costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Plan. Any expenses of the Plan related to a qualified domestic relations order, as defined in section 414(p) of the Code, or an order purporting to be a qualified domestic relations order, shall be charged to the account of the Participant with respect to whom such order was entered. To the extent that the Trust Fund is in receipt of amounts reflecting earnings on forfeited amounts, revenue sharing, or other similar credits to the Trust Fund, the Trust Fund shall hold and account for such amounts which shall be used to pay administrative expenses of the Plan in accordance with this Section 10.7.

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ARTICLE 11 - LOANS

11.1          LOAN LIMITS

(a)                A Participant may borrow from the Plan an amount that, when added to all loans hereunder and to all loans outstanding from any other plans of the Employer and all Affiliated Employers which are qualified under section 401(a) of the Code, does not exceed the lesser of:

(i)                 $50,000 (less the highest outstanding loan balance in the 12 months preceding any loan); or

(ii)               50% of the present value of such Participant’s vested interest in his Accounts (including his Rollover Account), other than the Participant’s Profit Sharing Account and Retirement Account.

(b)               Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees. The amount in a Participant’s PAYSOP Account shall be taken into account in determining the amount of any loan that may be permitted under this Section 11.1; provided, however, that no portion of any loan to a Participant may be made from amounts in such Participant’s PAY SOP Account. No portion of any loan to a Participant may be made from amounts in such Participant’s Profit Sharing Account or Retirement Account.

11.2          INTEREST

All loans shall bear a reasonable rate of interest as established by the Benefits Committee in a nondiscriminatory manner.

11.3          TERM

Any loan by its terms must require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, provided, however, that any loan shall be repaid (or treated as a distribution) upon the Participant’s termination of employment for any reason.

11.4          SECURITY

Loans must be evidenced by written notes and must be adequately secured. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

11.5          FREQUENCY/MINIMUM AMOUNTS

A loan may be taken out no more than once in any calendar year, and a Participant may have no more than three loans outstanding at one time. The minimum loan is $1,000.

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11.6          FEES

A Participant who borrows from the Plan, in accordance with this Article 10, shall be charged a loan origination fee in an amount equal to the amount charged by the Company’s recordkeeper to administer such loan, as it may be amended from time to time. Such fee shall be calculated at the inception of each new loan under the Plan and shall be included as part of the amount borrowed.

11.7          PARTICIPANT LOAN PROGRAM

The Benefits Committee shall establish a Participant Loan Program contained in a separate written document which, when properly executed, shall be incorporated by reference and made a part of the Plan. Such Participant Loan program shall include, but need not be limited to the following:

(a)                the identity of the person or position authorized to administer the Participant Loan Program;

(b)               a procedure for applying for loans

(c)                the basis on which loans will be approved or denied;

(d)               limitations, if any, on the types and amounts of loans offered;

(e)                the procedure for determining a reasonable rate of interest;

(f)                the types of collateral which may secure a Participant loan; and

(g)               events constituting default and the steps that will be taken to preserve Plan assets.

The Participant loan program may be modified or amended in writing from time to time without the necessity of amending the Plan.

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ARTICLE 12 - TRUSTEE

12.1          TRUST

The assets of the Plan shall be held in trust by the Trustee or Trustees appointed pursuant to the provisions of Article 12.

12.2          APPOINTMENT OF TRUSTEE

The Benefits Committee by majority vote shall appoint a trustee or trustees (hereinafter referred to as the “ESOP Trustee”). Any trustee may be removed with or without cause by the Benefits Committee or by the chief executive officer of the Company. Each trustee appointed by the Benefits Committee shall execute an agreement in a form prescribed by the Benefits Committee under which the Trustee shall accept his appointment and agree to be bound by the provisions of this Plan.

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ARTICLE 13 - ACQUISITION OF SHARES WITH ESOP LOANS; CERTAIN ALLOCATION RULES

13.1          TERMS OF ESOP LOAN

The ESOP Trustee is empowered in its sole discretion (1) to borrow funds (including a borrowing from the Company or any other of the Affiliated Employers) and (2) to use such funds in accordance with Section 13.2 hereof to acquire Company Stock to fund Before-Tax Contributions and Matching Allocations, or to repay a prior ESOP Loan, subject to the following conditions:

(a)                An ESOP Loan shall be primarily for the benefit of the Participants and their Beneficiaries.

(b)               The terms of each ESOP Loan must, at the time the loan is made, be at least as favorable to the Trust as the terms of a comparable loan resulting from arm’s length negotiations between independent parties.

(c)                Each ESOP Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall be without recourse against the Trust or the Participants’ Accounts, except that an ESOP Loan may be guaranteed by the Company and may be secured by a pledge of the Shares acquired with the proceeds of the ESOP Loan (or acquired with the proceeds of a prior ESOP Loan which is being refinanced).

(d)               No other Trust assets may be pledged as collateral for an ESOP Loan, and no lender shall have recourse against Trust assets other than (i) collateral given for the ESOP Loan, (ii) amounts held under the ESOP Loan Payment Accumulation Account and (iii) earnings attributable to such collateral.

(e)                An ESOP Loan shall not be payable on demand except in the event of default. In the event of default, the value of Plan assets transferred in satisfaction of the ESOP Loan shall not exceed the amount of the default plus any applicable prepayment or similar penalties or premiums.

(f)                If the lender is a disqualified person within the meaning of section 4975(e)(2) of the Code, the ESOP Loan must provide for a transfer of Trust assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the ESOP Loan.

(g)               Payments of principal and/or interest on any ESOP Loan shall be made by the ESOP Trustee in accordance with Section 13.5.

13.2          ACQUISITION OF SHARES WITH PROCEEDS OF ESOP LOAN

The ESOP Loan proceeds shall be used by the ESOP Trustee within a reasonable time after receipt to acquire Shares or to repay a prior ESOP Loan. In acquiring Shares, the ESOP

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Trustee shall take all appropriate and necessary measures to ensure that the Trust pays no more than “adequate consideration” (within the meaning of Section 3(18) of ERISA) for such securities. All Shares acquired with the proceeds of an ESOP Loan shall be placed in an ESOP Loan Suspense Account established by the ESOP Trustee. To the extent required for the purpose of pledging such Shares as collateral for the ESOP Loan, the Shares held as collateral in the ESOP Loan Suspense Account may be physically segregated from other Trust assets. Any pledge of Shares must provide for the release of a portion of such Shares (in accordance with Section 13.6 hereof) not later than the end of the Plan Year with respect to which payments on the ESOP Loan are made by the ESOP Trustee and for Shares so released to be transferred as appropriate for allocation to Participants’ Before-Tax and Matching Accounts pursuant to the terms of the Plan.

13.3          SHARES TO BE UNRESTRICTED

No Shares acquired with the proceeds of an ESOP Loan shall be subject to any put, call or other option or any buy-sell or similar agreement while held by or when distributed from the Trust, whether or not the Plan constitutes an “employee stock ownership plan” within the meaning of section 4975(e)(7) of the Code at such time and whether or not the ESOP Loan has been repaid at such time.

13.4          ESOP LOAN AMORTIZATION PAYMENTS

The Trustee shall transfer all dividends received on Shares acquired prior to August 4, 1989 to the ESOP Loan Payment Accumulation Account to be used to repay principal and interest on the ESOP Loan (including, to the extent directed by the Benefits Committee, to make prepayments on such ESOP loan). When dividends on shares allocated to a Participant’s account are used to repay principal and interest on the ESOP loan, Shares with a fair market value not less than the amount of such dividend shall be allocated to the Participant’s account for the year in which such dividend would have been otherwise allocated to the Participant’s account. Dividends in excess of amounts used to make ESOP Loan Amortization payments shall be used by the ESOP Trustee to purchase Shares on the open market. To the extent directed by the Benefits Committee, Before-Tax Contributions and Company Contributions shall either (i) be transferred by the ESOP Trustee to the ESOP Loan Payment Accumulation Account to be used to make ESOP Loan amortization payments, or (ii) be used by the ESOP Trustee to purchase Shares on the open market. The Benefits Committee shall ensure that sufficient amounts are transferred to the ESOP Loan Payment Accumulation Account to make outstanding ESOP Loan amortization payments as they become due.

13.5          ESOP LOAN PAYMENTS

To the extent necessary to make ESOP Loan amortization payments, funds in the ESOP Loan Payment Accumulation Account shall be used in the following order of priority:

(a)                Dividends on Shares (allocated and unallocated) which were acquired with the proceeds of an ESOP Loan and earnings thereon;

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(b)               Before-Tax Contributions that are allocated to the ESOP Loan Payment Accumulation Account and earnings thereon;

(c)                Company Contributions that are allocated to the ESOP Loan Payment Accumulation Account and earnings thereon; and

(d)               To the extent permitted by law, proceeds from the sale, exchange, or disposition of Shares or other assets held in the ESOP Loan Suspense Account and earnings thereon.

13.6          RELEASE FROM ESOP LOAN SUSPENSE ACCOUNT

As of the beginning of each quarter, a number of Shares shall be released from the ESOP Loan Suspense Account. Such number shall be determined as follows: the number of Shares held in the ESOP Loan Suspense Account as of the end of the preceding quarter shall be multiplied by a fraction, the numerator of which shall be the amount of principal and interest paid for the current quarter, and the denominator shall be the numerator plus the principal and interest to be paid on all future amortization payments. The resulting number of Shares divided by three shall be allocated as of the last day of each month during the applicable quarter in satisfaction of the following obligations in the following order of priority:

(a)                In complete or partial satisfaction of the obligation to credit Dividend Replacement Shares (as set forth in Section 13.7(a) hereof);

(b)               In partial satisfaction of Matching Allocations (as described in Section 3.3 hereof), but only to the extent the source of repayment of the ESOP Loan consists of dividends described in Section 13.8(b) hereof;

(c)                In complete or partial satisfaction of Before-Tax Contributions (to the extent that the ESOP Loan amortization payment was made with Before-Tax Contributions and Supplemental Contributions as described in Section 3.1 hereof); and

(d)               In complete or partial satisfaction of any remaining Matching Allocations (as described in Section 3.3 hereof).

13.7          USE OF DIVIDENDS

(a)                As of the end of any quarter in which a dividend is paid on Shares which (i) were credited to Participants’ Before-Tax and Matching Accounts as of the record date for the payment of such dividend and (ii) were acquired with the proceeds of an ESOP Loan, the ESOP Trustee shall allocate to Participants’ Before-Tax and Matching Accounts, through Shares released from the ESOP Loan Suspense Account or otherwise as described in Section 13.4 hereof, additional Shares (“Dividend Replacement Shares”) having a Value equal to the amount of such dividends and earnings thereon.

(b)               Dividends on any Shares that were acquired with an ESOP Loan (other

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than Shares described in paragraph (a) above) shall be used to repay principal and interest on such ESOP Loan in partial satisfaction of the Matching Allocation as provided in Section 3.3.

(c)                Dividends on Shares not acquired with the proceeds of an ESOP Loan shall be used to acquire additional Shares on the open market.

(d)               Notwithstanding the foregoing, and in lieu thereof, Participants may elect, in such manner as provided by the Benefits Committee, to have any dividends paid for a Plan Year on Shares which were credited to their Before-Tax and Matching Accounts as of the record date(s) for the payment of such dividends be distributed to them within 90 days of the end of such Plan Year.

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ARTICLE 14 - GENERAL PROVISIONS

14.1          EXCLUSIVE BENEFIT RULE

Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the Funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

14.2          NONALIENATION

Except as required by an applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. Notwithstanding the foregoing, if there is entered any Qualified Domestic Relations Order that affects the payment of benefits hereunder, such benefits shall be paid in accordance with the applicable requirements of such Order. An order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee before the Participant is otherwise entitled to a distribution under the Plan.

Notwithstanding any provision of this Section to the contrary, an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with sections 401(a)(13)(C) or (D) of the Code.

14.3          CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN

The establishment of the Plan shall not confer any legal rights upon any employee or other person for a continuation of employment nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant of the Plan.

14.4          FACILITY OF PAYMENT

If the Benefits Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Benefits Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

14.5          INFORMATION

Each Participant or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Benefits Committee the information that it shall require to establish his rights and benefits under the Plan.

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14.6          CONSTRUCTION

The Plan shall be construed, regulated and administered under ERISA, as in effect from time to time, and the laws of the State of Connecticut, except where ERISA controls.

14.7          INABILITY TO LOCATE DISTRIBUTEE

Notwithstanding any other provisions of the Plan, in the event the Benefits Committee cannot locate any person to whom a payment is due under the Plan, the benefit in respect of which such payment is to be made shall be forfeited at such time as the Benefits Committee shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable state law); provided that such benefit shall be reinstated if such person subsequently makes a valid claim for such benefit.

14.8          NAMED FIDUCIARIES

The named fiduciaries, who shall have authority to control and manage the operation and administration of the Plan, are as follows:

(a)                the Benefits Committee, which shall have the authority and duties specified in Article 8 hereof; and

(b)               the Trustee, who shall have the authority and duties specified in the Plan and Trust Agreement.

14.9          QUALIFIED DOMESTIC RELATIONS ORDERS

The Benefits Committee shall have full discretionary authority and responsibility to establish procedures and to determine whether an order or other decree is a Qualified Domestic Relations Order. Such procedures are specifically incorporated herein by reference. For purposes of the Plan, a QDRO may require that distributions from a Participant’s account or accounts under the Plan be paid to the alternate payee or payees named in such QDRO in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan. The provisions of this Section 14.9 shall supersede any provision of the Plan to the contrary.

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ARTICLE 15 - AMENDMENT, MERGER AND TERMINATION

15.1          AMENDMENT OF PLAN

(a)                The Board of Directors or, in the event the Board has so delegated its authority, the Benefits Committee may amend the Plan in whole or in part at anytime, and retroactively if deemed necessary or appropriate by a majority vote of its members. However, no amendment shall make it possible for any part of the Funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

(b)               The Senior Vice President, Human Resources, acting without the Board or the Benefits Committee, may make any amendment to the Plan (not otherwise prohibited under paragraph (a)) which he or she determines to be either (i) of a technical or administrative nature, or (ii) necessary to preserve the tax qualification of the Plan or compliance of the Plan with other requirements of law, provided, that no amendment described in (i) or (ii) above that purports to amend the provisions of this Section 15.1, or that would be likely to increase materially the costs of the Plan to the Employer, shall take effect without the approval of the Board or Benefits Committee.

15.2          MERGER OR CONSOLIDATION

The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had been terminated and such other plan and fund are qualified under sections 401(a) and 501(a) of the Code.

15.3          ADDITIONAL PARTICIPATING EMPLOYERS

(a)                if any company is or becomes a subsidiary of or associated with an Employer, the Board of Directors may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the Trust for the Plan as tax-exempt under the Code.

(b)               Any subsidiary or associated company may terminate its participation in

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the Plan upon appropriate action by it. In that event the funds of the Plan held on account of Participants in the employ of that company, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that company, shall be determined by the Benefits Committee. Those funds shall be distributed as provided in Section 15.4 if the Plan should be terminated, or shall be segregated by the trustees as a separate trust, pursuant to certification to the trustees by the Benefits Committee, continuing the Plan as a separate plan for the employees of that company under which the Board of Directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Benefits Committee.

(c)                Any amendment or termination of the Plan by the Company under Sections 15.1 or 15.4 shall bind all participating employers, if any, without the requirement for action or consent on the part of any such participating employer. In addition, no participating employer other than the Company shall have any power to amend, modify, suspend or terminate the Plan as to its own or any other participating employer’s participation therein, and all such power is exclusively vested in the Company. In addition, the Plan shall be treated as if it were maintained by a single employer, and the withdrawal from participation in the Plan of one or more participating employers shall not be deemed to be a termination or partial termination of the Plan with respect to the participants employed by such participating employers unless required to be treated as such by applicable laws or regulations.

15.4          TERMINATION OF PLAN

The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Participants to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Participant’s Accounts shall be distributed, as the Benefits Committee shall direct, to him or for his benefit or continued in trust for his benefit, except that in the case of Before-Tax Contributions such Before-Tax Contributions shall be distributed only in accordance with the provisions of Article 9.

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ARTICLE 16 - TOP-HEAVY PROVISIONS

16.1          DEFINITIONS

For purposes of this Article, the following definitions apply:

(a)                Key Employee. The term “key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer or Affiliated Employer having Annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having “Annual Compensation” of more than $150,000. For this purpose, “Annual Compensation” means Annual Pay within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

16.2          DETERMINATION OF TOP-HEAVY STATUS

As of each determination date, the Company shall compute the aggregate accrued benefits of all Key Employees of the Company. If within the meaning of Section 416(g) of the Code, the aggregate accrued benefits of all Key Employees exceeds 60% of the aggregate accrued benefits of all Employees, then the Plan will be deemed to be “top-heavy” for the Plan Year next following such determination date (and in the case of the first Plan Year, for the Plan Year ending with such determination date). In making this determination, there shall be considered (i) all other qualified plans of the Company and any Affiliated Employer in which a Key Employee is a Participant, and (ii) all other qualified plans of the Company or any Affiliated Employer which enable this Plan or plans described in (i) above to meet the requirements of section 401(a)(4) or 410 of the Code, and (iii) at the option of the Company, any other qualified plans of the Company or an Affiliated Employer which meet the requirements of section 401(a)(4) and 410 of the Code. If any other plans of the Company or an Affiliated Employer are aggregated with this Plan as described in the preceding sentence, this Plan shall be deemed to be top-heavy only if the aggregated plans are a “top-heavy group,” as defined in section 416(g)(2)(B) of the Code.

For purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date, the following rules shall apply:

(a)                The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

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(b)               The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

16.3          MINIMUM COMPANY CONTRIBUTION

Notwithstanding any other provision of this Plan except the limitations set forth in this Section 16.3, for any Plan Year in which this Plan is top-heavy, there shall be allocated to the Before-Tax Contribution Account of each Participant (and each Employee who would have become a Participant had he not declined to execute a Before-Tax election) an amount of not less than 3% of such individual’s compensation as defined in Section 16.1(d); provided that (i) this minimum contribution shall not be made to a Participant or Employee who is a Key Employee for the Plan Year or who has separated from service prior to the last day of the Plan Year, and (ii) this minimum contribution shall be provided solely by Company contributions (which shall include Company contributions to such individual’s Before-Tax Contribution Account under Section 3.1 of this Plan and Matching Allocations made to such individual’s Matching Account under Section 3.3 of this Plan). Notwithstanding the foregoing, if the largest percentage of compensation contributed or required to be contributed by the Company to any Key Employee for the Plan Year is less than 3% (considering only the first $200,000 of compensation for Key Employees), then the amount allocable to each eligible individual hereunder shall be that lesser percentage. For purposes of this Section 16.3, all defined contribution plans of the Company shall be aggregated to the end that the minimum contribution requirement shall be satisfied if the aggregate contributions attributable to Company contributions and forfeitures if any, made to all defined contribution plans equal 3% (or applicable lesser percentage) of any such individual’s compensation.

If a Participant is covered under any qualified defined benefit plan of the Company, then the minimum benefit or the minimum contribution requirement applicable should this Plan or the other plan become top-heavy shall be satisfied by the minimum benefit provisions of the defined benefit plan rather than the minimum contribution provisions of this Plan.

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ARTICLE 17 - MILITARY VETERANS’ MAKE-UP CONTRIBUTIONS

17.1          QUALIFIED MILITARY SERVICE

“Qualified Military Service” means any service in the Armed Forces (or other Uniformed Service as provided in the Uniformed Services Employment and Reemployment Rights Act (the `USERRA’) that is credited to an Employee upon his or her return to employment with the Employer or Affiliated Employer within the period during which his or her employment rights are protected by USERRA.

17.2          SERVICE CREDIT

An employee who has Qualified Military Service shall receive credit under this Plan for such service in the same manner and under the same rules as if the service had been performed for the Employer or an Affiliated Employer.

17.3          MAKE-UP CONTRIBUTIONS

An Employee may elect to make up some or all of the Before-Tax Contributions and/or After-Tax Contributions that could otherwise have been made during the period of Qualified Military Service. The amount of such contributions shall not exceed the amount that could have been made in accordance with all Plan provisions and limits that would have applied during such period. Compensation will be imputed for the period of Qualified Military Service based on the rate of pay the Employee would have received during such period. The election shall be made in a manner similar to that used for current Before-Tax Contributions and/or After-Tax Contributions and the Employee may elect to change, suspend or cease such contributions in accordance with the provisions in effect at the time of such election.

17.4          MAXIMUM TIME LIMIT

The maximum time limit for making such contributions shall be the lesser of three (3) times the duration of the Qualified Military Service or five (5) years from the date the Employee is reemployed following such absence.

17.5          MATCHING ALLOCATIONS

Matching Allocations shall be made in the same amount and at the same relative time as would have applied had the make-up contributions by the Employee been made during the period of Qualified Military service.

17.6          PROFIT SHARING CONTRIBUTIONS

The Employer shall contribute to the Plan on behalf of each Participant who returns to employment with the Employer following a period of Qualified Military Service, an amount equal to the Profit Sharing Contributions, if any, that would have been required under Section 3.4 had such Participant continued to be employed and received Compensation during the period of Qualified Military Service.

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17.7          RETIREMENT CONTRIBUTIONS

The Employer shall contribute to the Plan on behalf of each Participant who returns to employment with the Employer following a period of Qualified Military Service, an amount equal to the Retirement Contributions, if any, that would have been required under Section 3.5 had such Participant continued to be employed and received Compensation during the period of Qualified Military Service.

17.8          NO RETROACTIVE INVESTMENT RETURN

All make-up contributions and Matching Allocations shall be invested in accordance with the Section 4.1 when the contributions are actually made. No retroactive adjustment in the Participant’s Accounts will be made for investment gains or losses for any period prior to the date the contributions are actually made.

17.9          LOAN REPAYMENTS

The Benefits Committee may adopt rules of uniform application that will allow loan repayments to be suspended for some or all of the period of Qualified Military Service. Such suspension will not result in default and the period of suspension will defer the date on which the loan is scheduled to be fully repaid. Interest shall accrue on such loan balance during the period of suspension and shall become payable upon the resumption of employment; provided, that any such interest accrued during the military service period will be limited to no more than 6% if the Participant supplies to the Benefits Committee or its designee a copy of the Participant’s military orders and a written request that the 6% interest rate limit be applied during a period that is no longer than the term established at the inception of the loan, plus the period of such military service.. Loan repayments shall resume upon re-employment and will be increased to repay the then outstanding balance, including interest that accrued during the Qualified Military Service. A new loan agreement shall be issued at that time.

17.10      TESTING

Contributions made under this Article 17 shall be excluded from all testing in Plan Years subsequent to the Plan Year to which the contributions relate and Plan Years prior to the Plan Year in which they are actually made.

17.11      COMPLIANCE

The provisions of this Article 17 shall be administered to comply with Section 414(u) of the Code and applicable regulations.

17.12      DEATH WHILE ON MILITARY LEAVE

If a Participant dies on or after January 1, 2007 while in Qualified Military Service and before his date of distribution, the Participant will be treated as if he was reemployed by the Employer on the date immediately preceding his death and terminated employment on the date

55

of death. This section shall not apply for the purposes of determining any contributions under the Plan.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed by its duly authorized officer and its corporate seal to be hereunto affixed this 19th day of October, 2012.

BARNES GROUP INC.

By: /s/ Dawn N. Edwards

Title: Senior Vice President, Human Resources

56

BARNES GROUP INC. RETIREMENT SAVINGS PLAN

SUPPLEMENT A

Special Provisions Applicable to Employees Participating
in the Windsor Manufacturing Profit Sharing Plan

PURPOSE

Effective May 1, 1988, Barnes Group Inc. adopted the Barnes Group Inc. Profit Sharing Plan and directed that Windsor Manufacturing Profit Sharing Plan (the “Windsor Plan”) be merged into the Barnes Group Inc. Profit Sharing Plan. On May 30, 2003, the Barnes Group Inc. Profit Sharing Plan was merged into the Plan. This Supplement A sets forth special provisions of the Plan applicable to individuals who were participants of the Windsor Plan (the “Windsor Participants”) prior to May 1, 1988.

Al	Service Prior to May 1, 1988.

In determining a Windsor Participant’s Hours of Service, Period of Service and Severance from Service Date, in respect of periods prior to May 1, 1988, employment with or severance from Windsor Manufacturing Division of Barnes Group Inc. (or one or more predecessors thereof) prior to May 1, 1988 shall be treated as employment with or severance from the Employer.

A2	Vesting.
A2.1	Prior Vesting Preserved. A Windsor Participant’s right to the value of his Optional Contribution Account, Rollover Account and Voluntary Account as of December 31, 1987 shall be 100% vested and nonforfeitable at all times on or after December 31, 1987.
A2.2	Vesting in Participant’s Regular Account. A Windsor Participant’s right to the value of his Regular Account and Separate Account as of December 31, 1987 shall be 100% vested and nonforfeitable at all times on or after January 1, 1988.
57

BARNES GROUP INC. RETIREMENT SAVINGS PLAN

SUPPLEMENT B

Special Provisions Applicable to Employees Participating
in the Central Metal Products Profit Sharing Plan

PURPOSE

Effective May 1, 1988, Barnes Group Inc. adopted the Barnes Group Inc. Profit Sharing Plan and directed that Central Metal Products Profit Sharing Plan (the “Central Metal Plan”) be merged into the Barnes Group Inc. Profit Sharing Plan. On May 30, 2003, the Barnes Group Inc. Profit Sharing Plan was merged into the Plan. This Supplement B sets forth special provisions of the Plan applicable to individuals who were participants of the Central Metal Plan (the “Central Metal Participants”) prior to May 1, 1988.

B1	Service Prior to May 1, 1988.

In determining a Central Metal Participant’s Hours of Service, Period of Service and Severance from Service Date, in respect of periods prior to May 1, 1988, employment with or severance from Central Metal Products Division of Barnes Group Inc. (or one or more predecessors thereof) prior to May 1, 1988 shall be treated as employment with or severance from the Employer.

B2	Vesting in Participant’s Accrued Benefit.

A Central Metal Participant’s right to the value of his Accrued Benefit as of December 31, 1987 shall be 100% vested and nonforfeitable at all times on or after January 1, 1988.

58

BARNES GROUP INC. RETIREMENT SAVINGS PLAN

SUPPLEMENT C

Special Provisions Applicable to Employees Participating in the
Jet Die & Engineering, Inc. Profit Sharing Plan

PURPOSE

Effective May 1, 1988, Barnes Group Inc. adopted the Barnes Group Inc. Profit Sharing Plan and directed that Jet Die & Engineering, Inc. Profit Sharing Plan (the “Jet Die Plan”) be merged into the Barnes Group Inc. Profit Sharing Plan. On May 30, 2003, the Barnes Group Inc. Profit Sharing Plan was merged into the Plan. This Supplement C sets forth special provisions of the Plan applicable to individuals who were participants of the Jet Die Plan (the “Jet Die Participants”) prior to May 1, 1988.

Cl	Service Prior to May 1, 1988.

In determining a Jet Die Participant’s Hours of Service, Period of Service and Severance from Service Date, in respect of periods prior to May 1, 1988, employment with or severance from Jet Die & Engineering Division of Barnes Group Inc. (or one or more predecessors thereof) prior to May 1, 1988 shall be treated as employment with or severance from the Employer.

C2	Vesting.

C2.I Prior Vesting Preserved. A Jet Die Participant’s right to the value of his Employer Contribution Account (as defined in the Jet Die Plan) as of December 31, 1987 shall be 100% vested and nonforfeitable at all times on or after December 31, 1987.

C2.2	Vesting in Participant’s Retirement Account. A Jet Die Participant who was an Employee as of December 31, 1987 shall be 100% vested in his Retirement Account at all times on or after January 1, 1988.
59

BARNES GROUP INC. RETIREMENT SAVINGS PLAN

SUPPLEMENT D

Special Provisions Applicable to the
Employees of the Flameco Division

PURPOSE

Effective January 1, 1990, Barnes Group Inc. directed that employees of its Flameco division be eligible to participate in the Barnes Group Inc. Profit Sharing Plan. On May 30, 2003, the Barnes Group Inc. Profit Sharing Plan was merged into the Plan. This Supplement D sets forth special provisions of the Plan applicable to individuals who were employees of Flameco Engineering Inc. prior to January 1, 1990.

D1	Service Prior to January 1, 1990.

In determining a Flameco Participant’s Hours of Service, Period of Service and Severance from Service Date, in respect of periods prior to January 1, 1990, employment with or severance from Flameco Engineering Inc. (or one or more predecessors thereof) prior to January 1, 1990 shall be treated as employment with or severance from the Employer.

60

BARNES GROUP INC. RETIREMENT SAVINGS PLAN

SUPPLEMENT E

Special Provisions Applicable to
Puerto Rico Participants

PURPOSE

This Supplement E is intended to incorporate into the Plan the retirement plan qualification provisions of sections 1081.01(a) and (d) of the Puerto Rico Internal Revenue Code for a New Puerto Rico of 2011, as amended (the “PRIRC”), and the Puerto Rico income tax deduction rules of section 1033.09 of the PRIRC. This Supplement E shall only apply to those Participants who are bona fide residents of Puerto Rico for purposes of section 1010.01(a)(3) of the PRIRC and section 937 of the Code (the “P.R. Participants”). This Supplement E is being executed in connection with the qualification of the Plan with the Puerto Rico Department of the Treasury (“Hacienda”) and shall have no impact or effect on those Participants who are not P.R. Participants. Except as otherwise specified herein or unless the context requires otherwise, this Supplement E shall be effective December 31, 2011, and the terms and conditions of the Plan shall remain in full effect with respect to the P.R. Participants.

E1	Type of Plan.

For purposes of its operation in Puerto Rico, the Plan is intended to be operated as a stock bonus plan with a cash-or-deferred arrangement qualified under sections 1081.01(a) and (d) of the PRIRC. The Plan is funded through a trust fund located in the United States.

E2	Before-Tax Contributions.

Notwithstanding the provisions of Section 3.1(b), no P.R. Participant may make Before-Tax Contributions to his or her Before-Tax Account in excess of the annual limit in section 1081.01(d)(7)(A)(ii) of the PRIRC, which adopts by reference the equivalent annual limit in section 402(g) of the Code.

E3	Catch-up Contributions.

A P.R. Participant may make Catch-up Contributions to his or her Before-Tax Account in accordance with the provisions of Section 3.1(g), up to the annual limit in section 1081.01(d)(7)(C) of the PRIRC. The annual limit on Catch-up Contributions in section 414(v) of the Code shall not apply to the P.R. Participants.

E4	After-Tax Contributions.

Pursuant to Section 3.2, After-Tax Contributions by P.R. Participants shall not exceed a maximum of 10% of Compensation.

E5	Rollover Contributions.
61

A P.R. Participant may make a Rollover Contribution to his or her Rollover Account only if such contribution is a direct or indirect rollover of all or part of a lump-sum distribution from another retirement plan qualified both in the United States under section 401(a) of the Code and in Puerto Rico under section 1081.01(a) of the PRIRC, and the contribution otherwise meets the provisions of section 402(c) of the Code, section 1081.01(b)(2)(A) of the PRIRC and Section 3.11.

E6	Limit on Non-Deductible Contributions.

The Employer’s aggregate contributions to the Accounts of the P.R. Participants shall not exceed the amount deductible for Puerto Rico income tax purposes under section 1033.09(a)(1)(C) of the PRIRC for the taxable year for which the contributions were made. If Hacienda notifies the Employer that its contributions to the Plan for a particular taxable year exceed this limitation, the Trustee shall return the nondeductible contributions to the Employer within one year of the date of Hacienda’s notification.

E7	Limitations on Annual Additions.

Effective December 31, 2012, the annual additions to the Accounts of the P.R. Participants shall not exceed the maximum annual limit in section 1081.01(a)(11)(B) of the PRIRC, which adopts by reference the equivalent annual limit in section 415(c) of the Code provided in Section 3.6.

E8	PRIRC Nondiscrimination Testing.

Each Plan Year, the Plan will need to satisfy the following PRIRC nondiscrimination tests: (1) the minimum coverage test of section 1081.01(a)(3) of the PRIRC, (2) with regard to the P.R. Participant’s Before-Tax Contributions, the actual deferral test of section 1081.01(d)(3)(A)(ii) of the PRIRC, and (3) with regard to Company Contributions, the general nondiscrimination test on benefits and contributions of section 1081.01(a)(4) of the PRIRC.

In determining the Plan’s compliance with the PRIRC nondiscrimination tests, only those P.R. Participants who, for the relevant Plan Year, are considered “non-excludable employees” for purposes of section 1081.01(a)(3)(C) of the PRIRC shall be taken into account. Notwithstanding the foregoing, pursuant to Article 1165-3(a)(1) of the regulations under the Puerto Rico Internal Revenue Code of 1994, the Employer reserves the discretion to perform the PRIRC nondiscrimination tests for any Plan Year by taking into account all Participants, even those who are not P.R. Participants. Also, the term “Highly Compensation Employee” shall mean a non-excludable employee who: (1) is an officer of the Employer for purposes of 17 CFR §240.16a-1(f), (2) is a shareholder owning more than 5% of the voting shares or the total value of all classes of stock of the Employer, or (3) for the immediately preceding calendar year, received Compensation from the Employer in excess of the annual limit in section 414(q)(1)(B) of the Code provided in Section 1.19.

62

Effective December 31, 2012, for purposes of determining the Plan’s compliance with the PRIRC nondiscrimination tests, (1) the term “Affiliated Employer” shall satisfy the employer aggregation requirements of section 1081.01(a)(14) of the PRIRC, which adopt by reference the equivalent employer aggregation requirements of section 414(b), (c) and (m) of the Code provided in Section 1.2, and (2) a P.R. Participant’s “Compensation” shall be subject to the annual limit on compensation in section 1081.01(a)(12) of the PRIRC, which adopts by reference the equivalent annual limit on compensation in section 401(a)(17) of the Code provided in Section 1.11.

E9	Direct Rollover Distributions.

For purposes of those Distributees who are residents of Puerto Rico for purposes of section 1010.01(a)(3) of the PRIRC and section 937 of the Code, such persons may elect to rollover a distribution to an Eligible Retirement Plan only if such Eligible Retirement Plan receiving the distribution is another retirement plan qualified both in the United States under section 401(a) of the Code and in Puerto Rico under section 1081.01(a) of the PRIRC, and the distribution otherwise meets the provisions of section 402(c) of the Code and section 1081.01(b)(2)(A) of the PRIRC, and Section 9.6.

E10	Puerto Rico Income Taxation of Distributions.

Distributions of benefits to the P.R. Participants shall be subject to the Puerto Rico income taxation rules of section 1081.01(b) of the PRIRC. The Trustee shall be responsible for withholding any applicable Puerto Rico income taxes and reporting distributions to Hacienda and the respective P.R. Participant using Form 480.7C. The Trustee may delegate some or all of its responsibilities over Puerto Rico income tax compliance to a designated paying agent.

63

BARNES GROUP INC.
RETIREMENT SAVINGS PLAN

AMENDMENT NO. 1

To Plan as Amended and Restated Effective January 1, 2013

1.                  Effective as of January 1, 2013, Section 6.6 of the Plan is amended in its entirety to read as follows:

"6.6 VOTING RIGHTS

(a) Each Participant shall be entitled to instruct the Trustee with respect to voting and/or giving of proxies to vote the number of shares of Company Stock and, for so long as the Plan is intended to comply with and provide the maximum Participant control over Accounts under Section 404(c) of ERISA, other Investment Fund shares held in the Accounts of the Participant on the applicable record date. The Trustee shall carry out such instructions and shall keep the Participant’s instructions confidential and not disclose them to the Company or any participating Employer or any Affiliated Employer, or their stockholders, directors, officers, employees, or to the Benefits Committee.

(b) The Benefits Committee may establish such procedures as it deems appropriate to enable individual Participants to make timely responses to any “tender offer” (as such term is described under Section 14 of the Securities Exchange Act of 1934, hereinafter referred to as the “Exchange Act”) to purchase shares of Company Stock consistent with applicable rules and regulations in effect from time to time under the Exchange Act which shall provide (i) for a “pass through” from the Trustee to the Participants enabling each Participant, by instructions to the Trustee, to determine the response to a tender or exchange offer regarding shares of Company Stock credited to the Participant’s Account; (ii) for confidential treatment of such instructions and response; and (iii) for means and procedures relating to the appropriate response by the Trustee to any such offer with respect to shares credited to a Participant’s Account for which no such instructions have been received or shares that are not allocated to a Participant’s Account.

(c) Except as otherwise required by law, the Trustee shall vote shares of Company Stock credited to a Participant’s account for which it has received no direction from the Participant in the same proportion on each issue as it votes those shares credited to Participants’ accounts for which it has received voting directions from Participants. The Trustee, after consultation with the Company, shall prepare the necessary documents associated with the voting and tendering of Company Stock."

BARNES GROUP INC.

By:/s/ Dawn N. Edwards

Dawn N. Edwards

Senior Vice President, Human

Resources and Chairperson, Benefits

Committee

Date: December 19, 2012

BARNES GROUP INC.
RETIREMENT SAVINGS PLAN

AMENDMENT NO. 2

To Plan as Amended and Restated Effective January 1, 2013

1.	Effective as of the date of adoption of this Amendment, Section 1.14 of the Plan is amended to read as follows:

“1.14 "Eligible Employee” means an Employee who is not otherwise excluded under this Section 1.14 and is employed by an Employer in the United States as a salaried or nonunion hourly employee, and is either (a) regularly scheduled to work at least 30 hours per week, or (b) regularly scheduled to work less than 30 hours per week, but who completes at least 1,000 hours of service during his initial twelve-month period of employment or during any subsequent Plan Year. In no event, however, shall the term “Eligible Employee” include a person:

(i)	who is a Leased Employee;
(ii)	who is classified by the Employer as an independent contractor, as evidenced by failure to withhold taxes from his or her Compensation, regardless of how the Internal Revenue Service (“IRS”), any other governmental agency or a court classifies the person;

(iii)	whose Compensation is paid by the Employer other than through its payroll system, including, but not limited to, those paid through purchase order or accounts payable, regardless of how the IRS, any other governmental agency or a court classifies the person;

(iv)	whose total Compensation from an Employer is reflected on a Form 1099, and not a W-2, regardless of how the IRS, any other governmental agency or a court classifies the person;
(v)	who has agreed in writing to non-participant status under the Plan, regardless of how the IRS, any other governmental agency or court classifies the person;
(vi)	who is included in a collective bargaining unit of employees, unless the Employer has agreed to treat such person as an Eligible Employee pursuant to an effective collective bargaining agreement;
(vii)	who is a non-resident alien and receives no earned income from any Controlled Group member which constitutes U.S. source income; or
(viii)	who first becomes an Employee of an Employer on or after July 1, 2012 in connection with any merger or any stock or asset purchase or similar transaction by the Employer unless such Employee is a part of a group of Employees specifically authorized by, and to the extent provided by, appropriate action taken directly or indirectly by the Board of Directors as Eligible Employees for purposes of eligibility to participate under any or all of Sections 3.1, 3.2, 3.3, 3.4 or 3.5 of the Plan."

2.	Effective as of the date of adoption of this Amendment, Section 1.23 of the Plan is amended to remove the second sentence thereof.

3.	Effective as of December 31, 2012, Section 3.4(c) of the Plan is amended to restore the correct reference to the employees for whom Plan Year allocations will be made and shall read as follows:

"(c) The aggregate amount of the contributions made by an Employer pursuant to this Section 3.4 in respect of the Plan Year to which such contributions relate shall be allocated among the Participating Division Employees of such Employer who are employed on the last day of the Plan Year to which such contributions relate, in the manner herein provided; provided, however, that a Participating Division Employee who terminates employment during the Plan Year by reason of retirement on or after attainment of age 55, Disability, or death shall receive an allocation for such Plan Year without regard to the requirements of the preceding clause."

4.	Effective as of December 31, 2012, the first sentence of Section 3.5(a) of the Plan is amended to read as follows:

"(a) For each Participating Division Employee hired, rehired or reclassified by the Company from an ineligible to eligible participation category under the Plan on or after December 31, 2012 who will receive an allocation with respect to the Plan Year pursuant to this Section 3.5, an amount equal to four (4%) of each such Participant's Compensation for such Plan Year (or, with respect to a Participant who is reclassified from an ineligible to eligible participation category under the Plan, Compensation for the portion of such Plan Year earned after the date of such reclassification)."

5.	Effective as of December 31, 2012, Section 3.5(b) of the Plan is amended to reflect the correct reference to the employees for whom Plan Year allocations will be made and shall read as follows:

"(b) The aggregate amount of the contributions made by an Employer pursuant to this Section 3.5 in respect of the Plan Year to which such contributions relate shall be allocated among the Participating Division Employees of such Employer who are employed on the last day of the Plan Year to which such contributions relate, in the manner herein provided; provided, however, that a Participating Division Employee who terminates employment during the Plan Year by reason of retirement on or after attainment of age 55, Disability, or death shall receive an allocation for such Plan Year without regard to the requirements of the preceding clause."

BARNES GROUP INC.

By: /s/ Dawn N. Edwards

Dawn N. Edwards

Senior Vice President, Human Resources and

Chairperson, Benefits Committee

Date: February 28, 2013

BARNES GROUP INC.
RETIREMENT SAVINGS PLAN

AMENDMENT NO. 3

To Plan as Amended and Restated Effective January 1, 2013

1.                  Effective as of April 22, 2013 , Section 7.3 of the Plan is amended to add a new subparagraph (i) which shall read as follows:

"(i) Notwithstanding any provisions of the Plan to the contrary, effective as of April 22, 2013, a Participant whose employment with the Barnes Distribution North America division of the Company is terminated in connection with the consummation of the transactions under the Asset Purchase Agreement between Barnes Group Inc. and MSC Industrial Direct Co., Inc. dated as of February 22, 2013 shall be deemed to be 100% vested in his or her Accounts under the Plan as of the date of such termination of employment."

2.                  Except as specifically set forth above, the terms of the Plan shall continue in full force and effect.

BARNES GROUP INC.

By: /s/ Dawn N. Edwards

Dawn N. Edwards

Senior Vice President, Human Resources and

Chairperson, Benefits Committee

Date: 4/22/2013

BARNES GROUP INC.
RETIREMENT SAVINGS PLAN

AMENDMENT NO. 4

To Plan as Amended and Restated Effective January 1, 2013

1.	Effective as of January 1, 2014, the Preamble of the Plan is amended to add a new paragraph prior to the last paragraph thereof which shall read as follows:

“Effective as of January 1, 2014, the Synventive Molding Solutions Savings Plan was merged into the Plan in accordance with the provisions of Section 15.2 hereof, and the accounts of the participants under such plan were deposited into corresponding Accounts established for them under the Plan. In addition, effective as of January 1, 2014, Synventive Molding Solutions, Inc., an affiliated company, was added as a participating employer under the Plan and the Plan was amended to provide that the employees of Synventive Molding Solutions, Inc. shall be eligible to participate in the Plan under Sections 3.1, 3.2, 3.3 and 3.5 of the Plan as set forth in such amendment."

2.	Effective as of January 1, 2014, Section 1.22 of the Plan is amended to read as follows:

"Merged Asset Account shall mean such amounts transferred into the Plan which are attributable to (i) the Curtis Industries, Inc. 401(k) Retirement Savings Plan and (ii) the Synventive Molding Solutions Savings Plan. Salary deferral and employer matching contributions previously held under the Curtis Industries, Inc. 401(k) Retirement Savings Plan or the Synventive Molding Solutions Savings Plan shall be separately accounted for under the Plan."

3.	Effective as of January 1, 2014, Section 1.25(b) of the Plan is amended to read as follows:

"(b) with respect to Retirement Contributions under Section 3.5, any Eligible Employee who is considered to be (i) an Industrial U.S. salaried employee, (ii) a Distribution Non-Sales, U.S. salaried employee, (iii) a Corporate Office U.S. salaried employee or (iv) a Synventive Molding Solutions, Inc. employee."

4.	Effective as of January 1, 2014, new Section 2.4 of the Plan is added and shall read as follows:

"2.4 SYNVENTIVE MOLDING SOLUTIONS EMPLOYEES

Notwithstanding the provisions of Section 2.1 to the contrary, with respect to Eligible Employees who were participants in the Synventive Molding Solutions Savings Plan as of December 31, 2013 who are employees of Synventive Molding Solutions, Inc. whose account balances were merged into and transferred to this Plan, each such Eligible Employee's election with respect to his or her Before-Tax Contribution rate as of the close of business on December 31, 2013 under the Synventive Molding Solutions Savings Plan shall be deemed to be his or her respective election for purposes of this Plan; provided, however, that a Participant may elect to change his or her election on or after January 1, 2014 by such method as the Benefits Committee may prescribe."

5.	Effective as of January 1, 2014, Section 3.3(a)(i) of the Plan is amended to read as follows:

"(i) The Employer's obligation to make Matching Allocations shall be satisfied (in accordance with the provisions of this Section 3.3 and, if applicable, Article 13) by crediting a Participant's Matching Account with a contribution equal to 50% of the Participant's Before –Tax Contributions up to 6% of Compensation. Notwithstanding the foregoing, with respect to Participants who are Employees of

1

Synventive Molding Solutions, Inc., solely for the time period commencing January 1, 2014 and ending December 30, 2014, the rate of Matching Allocations on the first 1% of Compensation deferred by the Participant as a Before-Tax Contribution shall be 100% rather than 50%. Each affected Participant shall receive a "true-up" Matching Allocation in an amount that is the difference between the Matching Allocation actually received by the Participant during the applicable Plan Year, and the amount equal to 50% of the Participant's Before-Tax Contributions, up to 6% of Compensation for the Plan Year; provided, that for Participant's who are Employees of Synventive Molding Solutions, Inc., solely for the time period commencing January 1, 2014 and ending December 30, 2014, the rate of Matching Allocation on the first 1% of Before-Tax Contributions shall be 100%. Any Catch-Up Contributions made to the Plan pursuant to Section 3.1(g) of the Plan will not be considered in calculating the "true-up" Matching Allocation. "True-up" Matching Allocations will be treated as being contributed to the Plan as of the date of contribution (but not later than the last day of the Plan Year for which they are made), without adjustment for any earnings and/or losses."

6.	Effective as of January 1, 2014, Section 3.4(b) of the Plan is amended to read as follows:

"(b) For Bowman U.S. and for Synventive Molding Solutions, Inc., no allocations shall be made to any Profit Sharing Accounts for any Plan Year."

7.	Effective as of January 1, 2014, Section 7.2(d) shall be designated as Section 7.2(d)(i) and a new Section 7.2(d)(ii) is added which shall read as follows:

"(d)(ii) For purposes of vesting, service with Synventive Molding Solutions, Inc. shall be recognized from the date of a Participant's employment with Synventive Molding Solutions, Inc. Amounts in a Participant's Merged Asset Account transferred from the Synventive Molding Solutions Savings Plan which are attributable to employer matching contributions under the Synventive Molding Solutions Savings Plan will vest in accordance with the above-referenced vesting schedule set forth in Section 7.2(a)."

BARNES GROUP INC.

By: /s/ Dawn N. Edwards

Dawn N. Edwards

Senior Vice President, Human Resources and

Chairperson, Benefits Committee

Date: 11/8/2013

2

BARNES GROUP INC.
RETIREMENT SAVINGS PLAN

AMENDMENT NO. 5

To Plan as Amended and Restated Effective January 1, 2013

1.	Effective as of September 16, 2013 (or such earlier date as is required by the Internal Revenue Service pursuant to Revenue Ruling 2013-17 or subsequent related notices or rulings), Section 1.35 of the Plan is amended to read as follows:

"Spouse" means the individual to whom the Participant is legally married under the laws of the State in which the marriage was entered into. After a Participant's death, his "Spouse" shall be the individual, if any, who met these criteria as of the date of the Participant's death."

BARNES GROUP INC.

By:/s/ Dawn N. Edwards

Dawn N. Edwards

Senior Vice President, Human Resources and

Chairperson, Benefits Committee

Date: January 15, 2014

1

BARNES GROUP INC.
RETIREMENT SAVINGS PLAN

AMENDMENT NO. 6

To Plan as Amended and Restated Effective January 1, 2013

1.	Effective as of July 1, 2014, the Preamble of the Plan is amended to add a new paragraph prior to the last paragraph thereof which shall read as follows:

“Effective as of July 1, 2014, or as soon as administratively practicable thereafter, the Manner USA, Inc. 401(k) Plan shall be merged into the Plan in accordance with the provisions of Section 15.2 hereof, and the accounts of the participants under such plan are to be deposited into corresponding Accounts established for them under the Plan. In addition, effective as of July 1, 2014, Manner USA, Inc., an affiliated company, was added as a participating employer under the Plan and the Plan was amended to provide that the employees of Manner USA, Inc. shall be eligible to participate in the Plan under Sections 3.1, 3.2, 3.3 and 3.5 of the Plan as set forth in such amendment.

2.	Effective as of July 1, 2014, Section 1.22 of the Plan is amended to read as follows:

"Merged Asset Account shall mean such amounts transferred into the Plan which are attributable to (i) the Curtis Industries, Inc. 401(k) Retirement Savings Plan, (ii) the Synventive Molding Solutions Savings Plan and (iii) the Manner USA, Inc. 401(k) Plan. Salary deferral, employee contributions (including Roth contributions) and employer matching contributions previously held under the Curtis Industries, Inc. 401(k) Retirement Savings Plan, the Synventive Molding Solutions Savings Plan or the Manner USA, Inc. 401(k) Plan shall be separately accounted for under the Plan. To the extent applicable, with respect to any Roth contributions account under a merged plan which was transferred to this Plan in connection with the merger of such plan into the Plan, the Plan shall maintain a sub-account with respect to the Roth Contributions in each Participant's Merged Asset Account. "Roth Contributions" mean “designated Roth contributions,” as such term is defined under Code Section 402A(c). Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis with respect to a Participant's Roth Contribution Sub-Account. For purposes of vesting, withdrawals and time and form of distributions under the terms of the Plan, a Participant's Roth Contribution Sub-Account shall be treated in the same manner as a Before-Tax Contribution Account."

3.	Effective as of July 1, 2014, Section 1.25(b) of the Plan is amended to read as follows:

"(b) with respect to Retirement Contributions under Section 3.5, any Eligible Employee who is considered to be (i) an Industrial U.S. salaried employee, (ii) a Distribution Non-Sales, U.S. salaried employee, (iii) a Corporate Office U.S. salaried employee,(iv) a Synventive Molding Solutions, Inc. employee, or (v) effective for Plan Years commencing on or after December 31, 2014, a Manner USA, Inc. employee."

4.	Effective as of July 1, 2014, Section 3.3(a)(i) of the Plan is amended to read as follows:

"(i) The Employer's obligation to make Matching Allocations shall be satisfied (in accordance with the provisions of this Section 3.3 and, if applicable, Article 13) by crediting a Participant's Matching Account with a contribution equal to 50% of the Participant's Before –Tax Contributions up to 6% of Compensation.

1

    Notwithstanding the foregoing, with respect to Participants who are Employees of Synventive Molding Solutions, Inc., solely for the time period commencing January 1, 2014 and ending December 30, 2014, the rate of Matching Allocations on the first 1% of Compensation deferred by the Participant as a Before-Tax Contribution shall be 100% rather than 50%.

    Notwithstanding the foregoing, with respect to Participants who are Employees of Manner USA, Inc., solely for the time period commencing July 1, 2014 and ending December 30, 2014, the rate of Matching Allocations on the first 3% of Compensation deferred by the Participant as a Before-Tax Contribution shall be 100% rather than 50% and the rate of Matching Allocations on the next 2% of Compensation deferred by the Participant as a Before-Tax Contribution shall be 50%, with no Matching Allocation on any Compensation deferred in excess of 5%.

Each affected Participant shall receive a "true-up" Matching Allocation in an amount that is the difference between the Matching Allocation actually received by the Participant during the applicable Plan Year, and the amount equal to 50% of the Participant's Before-Tax Contributions up to 6% of Compensation for the Plan Year; provided, that for Participants who are Employees of Synventive Molding Solutions, Inc., solely for the time period commencing January 1, 2014 and ending December 30, 2014, the rate of Matching Allocation on the first 1% of Before-Tax Contributions shall be 100% and for Participants who are Employees of Manner USA, Inc., solely for the time period commencing July 1, 2014 and ending December 30, 2014, the rate of Matching Allocation on the first 3% of Before-Tax Contributions shall be 100%, the rate of Matching Allocation on the next 2% of Before-Tax Contributions shall be 50% and there shall be no Matching Allocation on any additional Before-Tax Contributions. Any Catch-Up Contributions made to the Plan pursuant to Section 3.1(g) of the Plan will not be considered in calculating the "true-up" Matching Allocation. "True-up" Matching Allocations will be treated as being contributed to the Plan as of the date of contribution (but not later than the last day of the Plan Year for which they are made), without adjustment for any earnings and/or losses."

5.	Effective as of July 1, 2014, Section 3.4(b) of the Plan is amended to read as follows:

"(b) For Bowman U.S., Synventive Molding Solutions, Inc. and Manner USA, Inc., no allocations shall be made to any Profit Sharing Accounts for any Plan Year."

6.	Effective as of July 1, 2014, Section 3.11 of the Plan is amended to add the following sentence at the end thereof:

"Notwithstanding the foregoing, effective as of July 1, 2014, the Plan shall accept a rollover contribution to a Roth Contribution Rollover sub-Account if it is a direct rollover from another Roth Contributions elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1), to the extent the rollover is permitted under the rules of Code Section 402(c)."

7.	Effective as of July 1, 2014, a new Section 7.2(d)(iii) is added which shall read as follows:

"(d)(iii) For purposes of vesting, service with Manner USA, Inc. shall be recognized from the date of a Participant's employment with Manner USA, Inc. Amounts in a Participant's Merged Asset Account transferred from the Manner USA, Inc. 401(k) Plan which are attributable to employer matching contributions under the Manner USA, Inc. 401(k) Plan will be automatically 100% vested. A Participant employed by Manner USA, Inc. prior to December 31, 2014 shall at all times be 100% vested in his Matching Account. A Participant first employed by Manner USA, Inc. on or after

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December 31, 2014 shall vest in his Matching Account in accordance with the above-referenced vesting schedule set forth in Section 7.2(a)."
8.	Effective as of July 1, 2014, a new Section 7.2(h)(i) is added which shall read as follows:

"(h)(i) For purposes of vesting in a Retirement Account, service with Manner USA, Inc. shall be recognized from the date of a Participant's employment with Manner USA, Inc.."
9.	Except as specifically set forth above, the terms of the Plan shall continue in full force and effect.

BARNES GROUP INC.

By: /s/ Dawn N. Edwards

Dawn N. Edwards

Senior Vice President, Human Resources and

Chairperson, Benefits Committee

Date: 5/12/14

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BARNES GROUP INC.
RETIREMENT SAVINGS PLAN

AMENDMENT NO. 7

To Plan as Amended and Restated Effective January 1, 2013

1.	Effective as of January 1, 2014, Section 1.22 of the Plan is amended to read as follows:

"Merged Asset Account shall mean such amounts transferred into the Plan which are attributable to (i) the Curtis Industries, Inc. 401(k) Retirement Savings Plan, (ii) the Synventive Molding Solutions Savings Plan and (iii) the Manner USA, Inc. 401(k) Plan. Salary deferral, employee contributions (including Roth contributions), rollover contributions and employer contributions previously held under merged plans shall be separately accounted for under the Plan to the extent necessary for the Plan to comply with the rules under Code Sections 414(l) and 411(d)(6). Effective July 1, 2014, to the extent applicable, with respect to any Roth contributions account under a merged plan which was transferred to this Plan in connection with the merger of such plan into the Plan, the Plan shall maintain a sub-account with respect to the Roth Contributions in each Participant's Merged Asset Account. "Roth Contributions" mean “designated Roth contributions,” as such term is defined under Code Section 402A(c). Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis with respect to a Participant's Roth Contribution Sub-Account. For purposes of vesting, withdrawals and time and form of distributions under the terms of the Plan, a Participant's Roth Contribution Sub-Account shall be treated in the same manner as a Before-Tax Contribution Account."

2.	Effective as of January 1, 2014, a new Section 8.2(e) is added which shall read as follows:

"(e) Notwithstanding the provisions of this Section 8.2, all or any part of any Rollover Contributions (as adjusted for earnings and losses) held in any Merged Asset Accounts may be withdrawn at any time to the extent necessary for the Plan to comply with Code Sections 414(l) and 411(d)(6) with respect to any merged plans."

3.	Effective as of January 1, 2014, Section 8.7 "Procedures and Restrictions" is re-numbered as Section 8.8 and the reference therein to Article 7 is replaced with a reference to Article 8 and a new Section 8.7 is added which shall read as follows:

"8.7 MERGED ASSET ACOUNTS
A Participant who has attained age 59-1/2 may elect to withdraw all or any part of his Merged Asset Accounts attributable to employer contributions (as adjusted for earning and losses) to the extent necessary for the Plan to comply with Code Sections 414(l) and 411(d)(6) with respect to any merged plans."
4.	Except as specifically set forth above, the terms of the Plan shall continue in full force and effect.

BARNES GROUP INC.

By:/s/ Dawn N. Edwards

Dawn N. Edwards

Senior Vice President, Human Resources and

Chairperson, Benefits Committee

Date: August 11, 2014

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